EXHIBIT 10.11

FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN
Amended and Restated Effective January 1, 2024

FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN
TABLE OF CONTENTS
ARTICLE 1 - INTRODUCTION ......................................................................................................................….. 1

2.3 “Break in Service” ..........................................................................................................................… 2
2.4 “Code” .................................................................................................................................................2
2.5 “Compensation” .............................................................................................................................…. 2

7.1 Full Vesting in Employee Contributions, Rollover Contributions, Qualified Nonelective Contributions and ERISA Account Allocations .................................................................................................................. 33

FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN

ARTICLE 1 - INTRODUCTION

1.1 Introduction. The Flowserve Corporation Retirement Savings Plan (the “Plan”) is maintained by Flowserve Corporation to provide eligible employees of Flowserve Corporation and its Affiliates with retirement savings opportunities. Notwithstanding that contributions may be made under the Plan without regard to the current or accumulated earnings of Flowserve Corporation, the Plan is intended to be a profit sharing plan, qualified under Section 401(a) of the Code, to include a qualified or deferred arrangement as described in Section 401(k) of the Code, and to satisfy the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended.

1.2 Background. Flowserve Corporation previously maintained: (i) the Flowserve Corporation Retirement Savings Plan (formerly named the Flowserve Corporation Savings and Thrift Plan), as restated April 1, 1992 (the “Savings and Thrift Plan”); (ii) the Flowserve Corporation Retirement Plan for Salaried Employees and Employees of Valtek, Incorporated, as amended and restated April 1, 1996 (the “Valtek Plan”); (iii) the Flowserve Corporation Pump and Foundry Divisions, Hourly Employees Savings & Thrift Plan, as amended and restated January 1,1991 (the “Foundry Plan”) and (iv) the Rotating Equipment Division Springboro Operations Retirement Savings Plan, as restated January 1, 1993 (the “Springboro Plan”). Flowserve FSD Corporation (successor by merger to Durametallic Corporation) previously maintained the Charles C. Hall Profit Sharing Retirement Plan, as amended and restated October 1, 1996 (the “C. C. Hall Plan”). Flowserve International, Inc. previously maintained the BW/IP International, Inc. Capital Accumulation Plan (adopted as of May 20, 1987, as the successor plan to the Borg-Warner Corporation Investment Plan), restated as of January 1, 1997 (the “CAP Plan”). Automax, Inc. previously maintained the Automax, Inc. 401(k) Retirement Savings Plan and Trust (the “Automax Plan”). Flowserve Corporation, Flowserve FSD Corporation, Flowserve International, Inc. and Automax, Inc. are Affiliates (as defined in Article 2.1).

Effective July 1, 1999 (the “Effective Date”), the Valtek Plan, the Foundry Plan, the C. C. Hall Plan, the CAP Plan, and the Automax were are merged into the Flowserve Corporation Retirement Savings Plan (together “Merged Plans”). Effective July 1, 1999, assets of all Salaried Employees participating in the Springboro Plan were transferred to the Flowserve Corporation Retirement Savings Plan. Except as otherwise specifically provided below, the provisions of the Plan as set forth herein shall apply only to Participants whose employment with the Employer terminates on or after July 1, 1999. If a Participant’s employment with the Employer terminated before July 1, 1999 his right to benefits, if any, and the amount thereof will be determined in accordance with the provisions of the applicable Plan as in effect before his termination date. In accordance with Article 4.9 and Article 6.2, the Recordkeeper shall maintain separate accounts in the name of each Participant to account for assets merged or transferred into the Plan so that optional forms of benefits available to Participants under the Merged Plans or the Springboro Plan immediately prior to the Effective Date shall be preserved to the extent required by the Code and the regulations and rulings thereunder.

Effective November 1, 2000, the Ingersoll-Dresser Pump Company Savings and Investment Plan (the “I-R Plan”) sponsored by Ingersoll-Dresser Pump Company, was merged into the Plan. All amounts held under the I-R Plan are subject to the rules set forth in the Plan; provided, however, that all amounts transferred to this Plan from the I-R Plan continued to be 100% vested to the extent they were 100% vested under the I-R Plan.

Effective February 1, 2001, the Continental Field Machining Co., Inc. 401(k) Plan (the “Continental Plan”) sponsored by Cypress Industries, Inc., a wholly owned subsidiary of Flowserve Corporation, was merged into the Plan. All amounts held under the Continental Plan are subject to the rules set forth in the Plan; provided, however, that all amounts transferred to this Plan from the Continental Plan continued to be 100% vested to the extent they were 100% vested under the Continental Plan.

Effective February 1, 2001, the International Piping Services Company 401(k) Plan (the “International Plan”) sponsored by International Piping Services Co., a wholly owned subsidiary of Flowserve Corporation, was merged into the Plan. All amounts held under the International Plan are subject to the rules set forth in the Plan; provided, however, that all amounts transferred to this Plan from the International Plan continued to be 100% vested to the extent they were 100% vested under the International Plan.

1.3 Effective Date. The Plan was most recently restated effective January 1, 2022. By execution of this document, Flowserve Corporation does hereby amend and restate the Plan, effective as of January 1, 2024, in order to incorporate prior Plan amendments and to reflect certain other changes, including certain law changes.

ARTICLE 2 - DEFINITIONS

2.1 “Affiliate” means any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member, any trade or business which is under common control with the Company (within the meaning of Section 414(c) of the Code), any affiliated service group (within the meaning of 414(m) of the Code) of which the Company is a member, and any other entity required to be aggregated with the Employer pursuant to 414(o) of the Code.

2.2 “Beneficiary” means a person or persons (natural or otherwise) designated by a Participant in accordance with Article 8.8 to receive any undistributed amounts credited to the Participant’s separate accounts under the Plan at the time of the Participant’s death.

2.3 “Break in Service” means the 12-consecutive-month period beginning on the Employee’s severance from service date (as described in Section 7.3) during which the Employee is not credited with an Hour of Service.

2.4 “Code” means the Internal Revenue Code of 1986, including any amendments thereto.

2.5 “Compensation” means (subject to adjustments thereto in Section 11.1 for purposes of Section 11.1) amounts actually paid by the Employer to the Participant while participating in the Plan during the Plan Year for personal services actually rendered in the course of employment with the Employer and all Affiliates, including all Employee Pre-Tax Contributions made to the Plan on behalf of the Participant for the Plan Year and all pre-tax elective contributions made to any other plan by the Employer for the Plan Year pursuant to a salary reduction agreement with the Participant which are not includible in the Participant’s gross income under Sections 125, 402(e)(3) or 132(f)(4) of the Code. For purposes of this definition, Compensation includes salary or other regular wages, overtime, shift differentials, field pay, lead pay, vacation pay (excluding vacation pay paid in a lump sum on termination of employment), sick pay, short-term disability pay paid by the Employer, holiday pay, jury duty, bereavement pay, military pay, incentive pay, commissions and lump sum awards paid in lieu of merit increases. Compensation does not include special payments, including, but not limited to, educational reimbursements, expense allowances, fringe benefits (cash and noncash), long-term disability income not paid by the Employer, severance pay, moving expenses, long-term incentive plan awards, imputed income, discretionary awards, welfare benefits, amounts realized from the exercise of stock options or on settlement of restricted stock units, reimbursements from other benefit plans or foreign service allowances.

Notwithstanding anything to the contrary, effective for Limitation Years (as defined in Section 11.1(i) of the Plan) beginning on and after July 1, 2007, severance amounts paid after severance from employment shall be excluded from Compensation, except a payment of regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differentials), commissions, bonuses, or other similar payments provided that such payment (i) would have been made prior to the Participant’s severance from employment if the Participant had continued employment, and (ii) is made by the later of (A) 2-1/2 months after, or (B) the end of the Limitation Year that includes the date of the Participant’s severance from employment. “Severance amounts” excluded from Compensation under this paragraph specifically include (X) payment for bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued, and (Y) post-severance payment of nonqualified unfunded deferred compensation if such amount would have been paid at the same time if the Participant had not experienced a severance from employment. A Participant will have a “severance from employment” when the Participant ceases to be an Employee; a Participant will not have a “severance from employment” if, in connection with a change of employment, the individual’s new employer maintains such plan with respect to the individual.

Notwithstanding anything to the contrary, effective for Limitation Years (as defined in Section 11.1(i) of the Plan) beginning on and after July 1, 2007, Compensation does include payments made to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

In no event shall the amount of Compensation of any Participant taken into account for purposes of determining any benefits under the Plan for any Plan Year exceed the Annual Compensation Limit. For this purpose, the Annual Compensation Limit for each Plan Year is $200,000, (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).

2.6 “Disability” means an inability to perform the duties of the Employee’s employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of a long-continued and indefinite duration, in the sole discretion of the Plan Administrator or its delegate. The permanence and degree of such impairment shall be supported by medical evidence.

2.7 “Employee” means any individual who is employed by the Employer.

2.8 “Employee After-Tax Contribution” means an after-tax contribution to the Plan by a Participant in accordance with Article 4.4 which is includible in the Participant’s gross income for federal income tax purposes in the year of contribution.

2.9 “Employee After-Tax Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(2) to record the Employee After-Tax Contributions by the Participant and the earnings, losses and expenses allocated thereto.

2.10 “Employee Basic Contribution” means an Employee Pre-Tax Contribution to the Plan on behalf of a Participant in accordance with Article 4.1, an Employee After-Tax Contribution to the Plan by a Participant in accordance with Article 4.4, and an Employee Roth Contribution to the Plan on behalf of a Participant in accordance with Article 4.11; provided, however, that the aggregate percentage of Employee Pre-Tax Contributions, Employee After-Tax Contributions and Employee Roth Contributions comprising the Employee Basic Contribution shall not exceed 6% of the Employee’s Compensation.

2.11 “Employee Pre-Tax Contribution” means a pre-tax contribution to the Plan by the Employer on behalf of a Participant in accordance with the Participant’s election under Article 4.1 to have the amount contributed to the Plan rather than paid to the Participant as current-year compensation.

2.12 “Employee Pre-Tax Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(1) to record the Employee Pre-Tax Contributions on behalf of the Participant and the earnings, losses and expenses allocated thereto.

2.13 “Employee Roth Contribution” means a Roth contribution to the Plan by the Employer on behalf of a Participant in accordance with the Participant’s election under Article 4.11 to have the amount contributed to the Plan rather than paid to the Participant as current-year compensation which is designated as a Roth contribution and includible in the Participant’s gross income for federal income tax purposes in the year of contribution.

2.14 “Employee Roth Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(7) to record any Employee Roth Contributions, and the attributable investment experience, expenses, distributions and withdrawals attributable to such amounts on or after January 1, 2022.

2.15 “Employer” means Flowserve Corporation or any of its business units, subsidiaries or Affiliates that adopts the Plan on behalf of its eligible Employees.

2.16 “Employer Discretionary Contribution” means a contribution to the Plan by the Employer on behalf of a Participant in accordance with Article 4.5(c) on account of such Participant’s Compensation.

2.17 “Employer Discretionary Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(4) to record the Employer Discretionary Contributions on behalf of the Participant and the earnings, losses and expenses allocated thereto.

2.18 “Employer Discretionary Matching Contribution” means a contribution to the Plan by the Employer on behalf of a Participant in accordance with Article 4.5(b) on account of the Employee Basic Contributions by the Participant to the Plan. Effective for Plan Years beginning on or after January 1, 2008 no amounts shall be contributed to the Plan as Employer Discretionary Matching Contributions.

2.19 “Employer Discretionary Matching Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(3) to record the Employer Discretionary Matching Contributions on behalf of the Participant and the earnings, losses and expenses allocated thereto. Effective for Plan Years beginning on or after January 1, 2008, no amounts shall be contributed to the Employer Discretionary Matching Contribution Account as Employer Discretionary Matching Contributions.

2.20 “Employer Fixed Matching Contribution” means a contribution to the Plan by the Employer on behalf of a Participant in accordance with Article 4.5(a) on account of the Employee Basic Contributions, or the Employee Pre-Tax Contributions and the Employee Roth Contributions, by the Participant to the Plan.

2.21 “Employer Fixed Matching Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(3) to record the Employer Fixed Matching Contributions on behalf of the Participant and the earnings, losses and expenses allocated thereto.

2.22 “Employer Matching Contribution” means both the “Employer Fixed Matching Contribution” and the “Employer Discretionary Matching Contribution.” Effective for Plan Years beginning on or after January 1, 2008, no amounts shall be contributed to the Plan as Employer Discretionary Matching Contributions.

2.23 “Employer Matching Contribution Account” means both the “Employer Fixed Matching Contribution Account” and the “Employer Discretionary Matching Contribution

Account.” Effective for Plan Years beginning on or after January 1, 2008, no amounts shall be contributed to the Employer Discretionary Matching Contribution Account as Employer Discretionary Matching Contributions.

2.24 “Employer Nonelective Contribution” means a contribution to the Plan by the Employer on behalf of a Participant for a Plan Year in accordance with Article 4.6.

2.25 “Employer Nonelective Contribution Account” means the separate account established in the name of the Participant pursuant to Article 6.2(a)(5) to record the Employer Nonelective Contributions on behalf of the Participant and the earnings, losses and expenses allocated thereto.

2.26 “ERISA Account” means the separate account established under the Plan to record the credits or payments made to this Plan attributable to revenue sharing or fee capture arrangements between the Plan’s third party administrator or Recordkeeper and the Plan and/or the Employer.

2.27 “Excess Elective Deferral” means the amount of a Participant’s elective deferrals (as defined in Article 4.3(a)) for a taxable year which, for pre-tax elective deferrals, are includible in the Participant’s gross income for the taxable year for the reason they exceed the dollar limitation in effect under Section 402(g) of the Code.

2.28 “Forfeiture” means the portion of a Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account which is forfeited, in accordance with the provisions of Article 8.5, on account of the Participant’s termination of employment prior to full vesting under Article 7.2. Forfeitures shall also include any Employer Matching Contributions and Employer Discretionary Contributions on behalf of Highly Compensated Employees (as defined in Article 5.1(i)) which are forfeited in accordance with the provisions of Article 4.5 and any Excess Aggregate Contributions on behalf of Highly Compensated Employees which are forfeited in accordance with the provisions of Article 5.7(c).

2.29 “Hour of Service” means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee or Participant is paid or entitled to be paid for the performance of duties for the Employer or for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Employer or an Affiliate, determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2.

Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed, but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws. Hours of Service under this paragraph shall be credited to the individual for the computation period in which the duties are performed.

Solely for purposes of determining whether a Break in Service has occurred for vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise normally have been credited to such individual but for such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (i) by reason of the pregnancy of the individual; (ii) by reason of the birth of a child of the individual; (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited: (1) in the eligibility computation period or Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period; or (2) in all other cases, in the following eligibility computation period or Plan Year. The Employee must timely furnish to the Employer information reasonably required to establish (A) that an absence from work is for a reason specified above, and (B) the number of days for which the absence continued.

2.30 “Investment Funds” means any of the investment funds specified by the Plan Administrator in accordance with the terms of the Trust that the Plan Administrator determines, in its exclusive discretion, meets the criteria set forth in the Plan’s investment policy, as such policy may be modified by the Plan Administrator from time to time. Such investment options shall include the Flowserve Corporation Stock Fund; provided, however, that no new investments may be directed into the Flowserve Corporation Stock Fund on or after January 1, 2013.

2.31 “Normal Retirement Age” means age 65.

2.32 “Participant” means an Employee who is participating in the Plan in accordance with the provisions of Article 3.

2.33 “Plan” means this Flowserve Corporation Retirement Savings Plan, as amended from time to time.

2.34 “Plan Administrator” means the Pension and Investment Committee, as more fully described in Article 13.1.

2.35 “Plan Year” means the twelve-month period beginning on January 1 and ending on the following December 31.

2.36 “Recordkeeper” means the individual(s) or firm selected by the Plan Administrator to provide recordkeeping and participant accounting services for the Plan, including the maintenance of separate accounts for Participants in accordance with the provisions of Article 6.

2.37 “Rollover Contribution Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(6) to record any rollover contributions to the Plan by or on behalf of the Participant under Article 4.7 and the earnings, losses and expenses allocated thereto.

2.38 “Roth In-Plan Conversion” means those contributions which are converted to Roth contributions pursuant to Article 8.12.

2.39 “Roth In-Plan Conversion Account” means the separate account established in the name of a Participant pursuant to Article 6.2(a)(8) to record any Roth In-Plan Conversions and the attributable investment experience, expenses, distributions and withdrawals attributable to such amounts on or after January 1, 2022.

2.40 “Roth Rollover Contribution Account” means the separate account established in the name of the Participant pursuant to Article 6.2(a)(9) to record any Roth rollover contributions to the Plan by or on behalf of the Participant under Article 4.7 and the earnings, losses and expenses allocated thereto.

2.41 “Trust” means the trust maintained by the Trustee to hold the assets of the Plan in accordance with the terms and conditions of the Trust Agreement.

2.42 “Trust Agreement” means one or more agreements between the Employer and Trustee which governs the management and administration of the Trust. Rights and benefits under the Plan are subject to the terms and provisions of the Trust Agreement which implements and forms a part of the Plan.

2.43 “Trustee” means any financial institution and/or individuals appointed by the Plan Administrator and any successor thereto.

2.44 “Valuation Date” means any business day that the New York Stock Exchange is open for trading.

2.45 “Year of Service” means a 12-consecutive month period (“elapsed time”) during which the Employee performs duties for the Employer as determined under Article 7.3 for purposes of determining the Employee’s vested percentage under the Plan.

ARTICLE 3 - PARTICIPATION IN THE PLAN

3.1 Eligibility to Participate. An Employee on the U.S. payroll of the Employer and a member of a group of employees to which the Plan has been and continues to be extended by his or her Employer shall be eligible to participate in the Plan except for (i) interns, co- ops and temporary employees (including an employee who is employed as a temporary part-time field service valve technician in connection with the operations of the Company or its Affiliates in Williamsport, Pennsylvania) and (ii) employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code). An eligible Employee may also include any citizen of the United States employed by a foreign subsidiary of the Company, as to which an agreement entered into by the Company or a subsidiary of the Company under Section 3121(1) of the Code is in effect and as to whom no contributions under a funded plan of deferred compensation are being provided with respect to the compensation paid to such individual by the foreign subsidiary. An Employee who is covered under a collective bargaining agreement with an Employer is not an eligible Employee unless such agreement or ancillary agreement thereto provides for his or her inclusion under the Plan. Notwithstanding the foregoing, effective for all periods on and after February 1, 2011, an Employee who is employed by an Employer in a territory of the United States, whether incorporated or unincorporated, shall not be eligible to participate in the Plan.

3.2 Commencement of Participation. Each Employee who is already a Participant in the Plan as of July 1, 1999, will continue to be a Participant in the Plan. Each other Employee who satisfied the eligibility requirements designated in 3.1 above shall commence participation in the Plan on the date on which the Employee first performs an Hour of Service for the Employer (the Employee’s “employment commencement date”).

ARTICLE 4 - CONTRIBUTIONS

4.1 Employee Pre-Tax Contributions. A Participant may elect under a salary reduction agreement as described in Article 4.2 to have the Employer make Employee Pre-Tax Contributions to the Plan on the Participant’s behalf in an amount, when combined with any Employee After-Tax Contributions and Employee Roth Contributions that are elected under Section 4.11, of up to 50% of the Compensation otherwise payable to the Participant, subject to the limitations of Article 4.3 and Article 11. All Employee Pre-Tax Contributions shall be made to the Trust by the earlier of the date such amounts reasonably can be segregated from Employer assets and the date that is 15 business days following the month in which such amounts would otherwise have been payable to the Participant in cash.

4.2 Salary Reduction Agreement.

(a) Nature of Agreement. The salary reduction agreement referred to in Articles 4.1, 4.4 and 4.11 shall be on a form or in such other manner prescribed by the Plan Administrator whereby the Participant agrees to reduce his or her Compensation by specified amounts for purposes of having the Employer contribute the reduced Compensation amount to the Plan as Employee Pre-Tax Contributions on behalf of the Participant under Article 4.1, Employee After-Tax Contributions of the Participant under Article 4.4, and/or Employee Roth Contributions on behalf of the Participant under Article 4.11, provided that under such procedures each Participant must have an effective opportunity to make (or change) an election of salary reduction amounts at least once during each Plan Year.

(b) Commencement of Agreement. Every Employee who is eligible to participate in the Plan under Article 3.1 shall be offered a reasonable opportunity by the Plan Administrator to enter into a salary reduction agreement and to elect to have Employee Pre-Tax Contributions made to the Plan on his or her behalf under Article 4.1, Employee After-Tax Contributions made to the Plan on his or her behalf under Article 4.4, and/or Employee Roth Contributions made to the Plan on his or her behalf under Article 4.11. Notwithstanding any provision of this Article 4.2 to the contrary, effective for Plan Years beginning on or after January 1, 2008, in the event an Employee who is eligible to participate in the Plan under Article 3.1 does not make a timely election or complete and file a salary reduction agreement in accordance with this Article 4.2, such Employee shall be deemed to have made an election to reduce his Compensation by 3% for each payroll period and shall be automatically enrolled in the Plan. Any automatic contributions deferred in accordance with this Article 4.2(b) shall be Employee Pre-Tax Contributions. An automatic enrollment shall be effective and an Employee’s Compensation shall be reduced by 3% beginning with the first pay period following the date on which the Plan Administrator determines, in its sole discretion, that the Employee has not made a timely election or completed and filed a salary reduction agreement. A Participant’s salary reduction agreement shall be effective as soon as practicable following the date the agreement is received in the manner prescribed by the Plan Administrator, provided such effective date shall be no earlier than the date the Participant would otherwise commence participation in the Plan under Article 3.2. Under no circumstances shall a Participant’s salary reduction agreement be adopted retroactively. A Participant’s salary reduction agreement shall remain in effect until amended or terminated by the Participant.

(c) Cutback in Employee Pre-Tax and Employee Roth Contributions. If the Plan Administrator reasonably determines that all or any part of the Participant’s reduced Compensation amount for any Plan Year may not be contributed to the Plan as Employee Pre-Tax contributions under Article 4.1 and/or Employee Roth Contributions on behalf of the Participant under Article 4.11 without causing the Plan to fail the nondiscrimination requirements of Article 5 or the contribution limitations of Article 11, the Employer may pay such reduced Compensation amount directly to the Participant, rather than as a contribution made pursuant to a salary reduction agreement.

(d) Transfer to or from Non-Covered Employment. A Participant’s salary reduction agreement shall automatically terminate if the Participant is no longer a member of the category of Employees who are eligible to participate in the Plan. If such a Participant subsequently returns to the category of eligible Employees, the Participant shall be permitted to execute a new salary reduction agreement and resume having Employee Pre-Tax Contributions made to the Plan on his or her behalf under Article 4.1, Employee After-Tax Contributions made to the Plan on his or her behalf under Article 4.4 and/or Employee Roth Contributions made to the Plan on his or her behalf under Article 4.11.

(e) Termination of Employment. A Participant’s salary reduction agreement shall automatically terminate upon termination of employment except for amounts received in the Participant’s final paycheck.

(f) Automatic Increase of Employee Pre-Tax Contributions. Effective for each Plan Year beginning on or after January 1, 2008, each Participant shall be deemed to have made an election to increase his or her Employee Pre-Tax Contribution salary reduction percentage for such Plan Year by an additional 1%. The 1% increase shall occur on an annual basis and shall take effect (i) for Participants whose employment is not covered by a collective bargaining agreement, as soon as administratively practicable following the Employer’s annual salary review process for the Plan Year, and (ii) for Participants whose employment is covered by a collective bargaining agreement, as soon as administratively practicable following the anniversary of the signature of the applicable collective bargaining agreement then in effect. The automatic increases of Employee Pre-Tax Contributions shall continue for each subsequent Plan Year until either (i) the Participant elects a different rate of Employee Pre-Tax Contributions or (ii) the Participant’s aggregate salary reduction percentage equals 10%. Notwithstanding the foregoing, the provisions of this Article 4.2(f) shall not apply to the first Plan Year in which a Participant is automatically enrolled in the Plan pursuant to Article 4.2(b).

(g) Notice of Automatic Enrollment. At least thirty (30) but not more than ninety (90) days before the beginning of the Plan Year, each Employee shall be provided with a notice, written in a manner calculated to be understood by the average Employee, that explains (i) the automatic enrollment process described under Article 4.2(b), (ii) the automatic increase process described under Article 4.2(f), (iii) the Employee’s right to elect a different rate of Employee Pre-Tax Contributions or no Employee Pre-Tax Contributions, (iv) how Employee Pre-Tax Contributions automatically made to the Plan will be invested in the absence of the Employee’s investment instructions, and (v) the Employee’s right to make a withdrawal of Employee Pre-Tax Contributions automatically made to the Plan in accordance with Article 4.2(h), and the procedure to elect such a withdrawal. If an Employee becomes eligible to participate in the Plan after the ninetieth (90th) day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided as soon as practicable after the date the employee is first eligible to participate.

(h) Withdrawal of Automatic Employee Pre-Tax Contributions

(i) No later than ninety (90) days after Employee Pre-Tax Contributions are first withheld automatically from an Employee’s Compensation in accordance with Article 4.2(b), the Employee may request a distribution of his or her automatic Employee Pre-Tax Contributions. No spousal consent is required for a withdrawal under this Article 4.2(h).

(ii) The amount to be distributed from the Plan upon the Employee’s request is equal to the amount of Employee Pre-Tax Contributions made through the earlier of (a) the pay date for the second payroll period that begins after the Employee’s withdrawal request and (b) the first pay date that occurs at least thirty (30) days after the Employee’s request, plus attributable earnings through the date of distribution. Any fee charged to the Employee for the withdrawal shall not be greater than any other fee charged for a cash distribution.

(iii) Unless the Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Employee Pre-Tax Contributions made on the Employee’s behalf as of the date specified in Article 4.2(h)(ii), above.

(iv) Employee Pre-Tax Contributions distributed pursuant to this Article 4.2(h) are not counted towards the dollar limitation on Employee Pre-Tax Contributions contained in Section 402(g) of the Code nor for the Actual Deferral Percentage test described in Article 5.2. Employer Fixed Matching Contributions and/or Employer Discretionary Matching Contributions that might be allocated to an Employee’s Employer Matching Contribution Account on behalf of Employee Pre-Tax Contributions automatically made to the Plan will not be allocated to the extent the Employee withdraws such Employee Pre-Tax Contributions pursuant to this Article 4.2(h), and any Employer Fixed Matching Contributions and/or Employer Discretionary Matching Contributions already made on account of Employee Pre-Tax Contributions that are later withdrawn pursuant to this Article 4.2(h) will be forfeited.

4.3 Maximum Amount of Employee Pre-Tax Contributions and Employee Roth Contributions.

(a) Limitation on Employee Pre-Tax Contributions and Employee Roth Contributions. No Participant shall be permitted to have aggregate elective deferrals made to the Plan or any other qualified plans maintained by the Employer during any taxable year in excess of the dollar limitation of Section 402(g) of the Code in effect at the beginning of such taxable year. For these purposes, a Participant’s “elective deferrals” include: (i) the Participant’s Employee Pre-Tax Contributions to this Plan (excluding any Employee Pre-Tax Contributions returned to the Participant as an Excess Amount under Article 11); (ii) the Participant’s Employee Roth Contributions to this Plan (excluding any Employee Roth Contributions returned to the Participant as an Excess Amount under Article 11); and (iii) Employer contributions made on behalf of the Participant pursuant to an election to defer under any other plan with a qualified cash or deferred arrangement under Section 401(k) of the Code.

(b) Allocation of Excess Elective Deferrals. If a Participant has made Excess Elective Deferrals for any taxable year, the Participant may assign to this Plan any portion of such Excess Elective Deferrals by notifying the Plan Administrator no later than March 1 following the close of the taxable year. Such notification shall specify the amount of such Excess Elective Deferrals to be allocated to the Plan for the taxable year. A Participant shall be deemed to have notified the Plan Administrator of the existence of any Excess Elective Deferrals which arise by taking into account only those elective deferrals on behalf of the Participant to this Plan and any other plans maintained by the Employer, and to have assigned those Excess Elective Deferrals to such plans maintained by the Employer.

(c) Distribution of Excess Elective Deferrals. Notwithstanding any provision of the Plan to the contrary, if a Participant has assigned Excess Elective Deferrals to this Plan for a taxable year, the amount of such Excess Elective Deferrals, plus any income or minus any loss allocable thereto for such taxable year, shall be distributed to the Participant pro-rata from the Participant’s Employee Pre- Tax Contribution Account or Employee Roth Contribution Account, as applicable, no later than the April 15 following the close of the taxable year.

(d) Income or Loss Allocable to Excess Elective Deferrals. Effective for Plan Years beginning on or after January 1, 2006, any Excess Elective Deferrals distributed in accordance with subsection (c) above shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to any excess distributed under subsection (c) above is the sum of (i) the income or loss allocable to the Participant’s Employee Pre-Tax Contribution Account or Employee Roth Contribution Account, as applicable, for the Plan Year, multiplied by a fraction, the numerator of which is the excess to be distributed to such Participant under subsection (c) above for such year and the denominator of which is the Employee’s Pre-Tax Contribution Account balance, or Employee Roth Contribution Account balance, as applicable, attributable to the Employee’s Pre-Tax Contributions or Employee Roth Contribution Account, as applicable, without regard to any income or loss occurring during such taxable year; and (ii) 10 percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution as a whole month if the distribution occurs after the 15th day of such month.

4.4 Employee After-Tax Contributions. A Participant may elect to make Employee After- Tax Contributions to the Plan for a Plan Year provided the maximum amount of Employee Pre-Tax Contributions, Employee Roth Contributions, and Employee After-Tax Contributions which a Participant may elect to make to the Plan for any Plan Year shall not exceed 50% of the Participant’s Compensation for the Plan Year subject to the limitations of Article 11. All Employee After-Tax Contributions shall be made to the Trust by the earlier of the date such amounts reasonably can be segregated from Employer assets and the date that is 15 business days following the month in which such amounts would otherwise have been payable to the Participant in cash.

4.5 Employer Matching Contributions & Employer Discretionary Contributions.

(a) Fixed Match. Except as otherwise provided below, the Employer shall make an Employer Fixed Matching Contribution on behalf of each Participant (other than those Participants described in the immediately following sentence) equal to:

(i) 75% of Employee Basic Contributions through December 31, 2024, for Participants (A) hired on or before December 31, 2023 or (B) rehired on or after January 1, 2024 and before January 1, 2025, and

(ii) 100% of Employee Pre-Tax Contributions and Employee Roth Contributions (and, for the avoidance of doubt, 0% of Employee After-Tax Contributions), not to exceed 5% of the Participant’s Compensation (A) commencing January 1, 2024 for all Participants first hired on or after January 1, 2024 and (B) commencing January 1, 2025, for Participants (X) hired on or before December 31, 2023 or (Y) rehired on or after January 1, 2024 and before January 1, 2025.

Notwithstanding the immediately preceding sentence, in lieu of the contribution described in the immediately preceding sentence the Employer shall make an Employer Fixed Matching Contribution on behalf of each Participant equal to 50% of Employee Basic Contributions if such Participant is either in the bargaining unit represented by (i) the United Steelworkers of America at the Vernon, California plant, or (ii) the United Steelworkers of America, AFL-CIO-CLC, District 30 Local Number 3320 at the Dayton, Ohio plant and foundries (the “Durco Bargaining Unit Employees”).

Effective as of (i) January 1, 2024, for Participants first hired on or after January 1, 2024 and (ii) January 1, 2025, for Participants (A) hired on or before December 31, 2023 or (B) rehired on or after January 1, 2024 and before January 1, 2025, following the end of each Plan Year, the Employer shall make an additional “true-up” Employer Fixed Matching Contribution on behalf of each Participant who was employed by the Employer on the last day of such Plan Year to the extent that the Employer Fixed Matching Contributions made on behalf of such Participant were less than they would have been had the formula for calculating the Employer Fixed Matching Contributions been calculated on the basis of the entire Plan Year rather than on a payroll period basis. Such additional Fixed Matching Contribution shall be in an amount equal to the difference, if any, between (X) the amount of the Employer Fixed Matching Contribution that would have been made on behalf of such Participant during the Plan Year had the formula for calculating the Employer Fixed Matching Contribution been calculated on the basis of the entire Plan Year, rather than on a payroll period basis; and (Y) the amount of the Employer Fixed Matching Contributions actually contributed by the Employer to the Plan for such Plan Year for such Participant.

The Employer Fixed Matching Contribution shall be made to the trust no later than the end of the quarter immediately following the quarter to which the Employer Fixed Matching Contribution relates except that any true up Employer Fixed Matching Contribution shall be made to the trust by no later than the due date of the Employer’s tax return, including extensions, to be filed immediately following the close of the Plan Year to which such true up Employer Fixed Matching Contribution relates.

(b) Employer Discretionary Match. The Employer shall make an Employer Discretionary Matching Contribution as a percentage of Employee Basic Contributions for each Plan Year based upon the Company’s meeting a performance target, which target shall be annually determined by the Company in its sole discretion. The Employer Discretionary Matching Contribution shall be made to Participants who are employed by the Employer on the last day of the Plan Year and to Participants who terminated employment during the Plan Year because of death, Disability or immediate commencement of retirement. The Employer Discretionary Matching Contribution shall be made to the Trust no later than the end of the 12- month period immediately following the close of the Plan Year. Notwithstanding anything herein to the contrary, Limitorque Bargaining Unit Employees are ineligible to receive an Employer Discretionary Matching Contribution. Notwithstanding anything to the contrary contained herein, effective for Plan Years beginning on or after January 1, 2008, no additional Employer Discretionary Matching Contributions shall be made to the Plan.

(c) Employer Discretionary Contribution. Commencing as of (i) January 1, 2024, for all Participants first hired on or after January 1, 2024 and (ii) January 1, 2025, for Participants (A) hired on or before December 31, 2023 or (B) rehired on or after January 1, 2024 and before January 1, 2025, the Employer shall make an Employer Discretionary Contribution to each Participant’s Employer Discretionary Contribution Account in an amount equal to a percentage of such Participant’s Compensation for each Plan Year, which percentage shall be annually determined by the Company in its sole discretion, and which the Company has initially established as 1.5% of such Participant’s Compensation for the Plan Year. The Employer Discretionary Contribution shall be made to Participants who are employed by the Employer on the last day of the Plan Year and to Participants who terminated employment during the Plan Year because of death, Disability, or retirement after attaining Normal Retirement Age. The Employer Discretionary Contribution shall be made to the Trust no later than the due date of the Employer’s tax return, including extensions, to be filed immediately following the close of the Plan Year to which such Employer Discretionary Contribution Relates.

(d) Forfeiture. If any Employer Matching Contribution or Employer Discretionary Contribution on behalf of any Highly Compensated Employee (as defined in Article 5.1(i)) relates to an Excess Elective Deferral, Excess Contribution (as defined in Article 5.1(g)) or an Excess Aggregate Contribution (as defined in Article 5.1(h)) which is distributed to the Highly Compensated Employee, such Employer Matching Contribution or Employer Discretionary Contribution shall be forfeited no later than the end of the 12-month period immediately following the close of the Plan Year.

4.6 Employer Nonelective Contributions. For any Plan Year in which the Plan does not satisfy one of the Average Actual Deferral Percentage tests of Article 5.2 or one of the Average Contribution Percentage tests of Article 5.5, the Employer shall be permitted, in its sole and absolute discretion to make Employer Nonelective Contributions which qualify as

Qualified Nonelective Contributions (as defined in Article 5.1(k)) to the Plan on behalf of Eligible Employees who are Non-Highly Compensated Employees (as defined in Article 5.1(j)) for the Plan Year in an amount sufficient to enable the Plan to satisfy one of the Average Actual Deferral Percentage tests or one of the Average Contribution Percentage tests for the Plan Year. All Qualified Nonelective Contributions for a Plan Year shall be made to the Trust no later than the end of the 12-month period immediately following the close of the Plan Year. Any such additional contributions shall meet the requirements of Treasury Regulation Sections 1.401(m)-2(a)(6) and 1.401(k)-2(a)(6) (or any successor thereto), as applicable.

4.7 Rollover Contributions. An Employee who has participated in any other qualified plan described in Section 401(a) of the Code or in a qualified annuity plan described in Section 403(a) of the Code shall be permitted, subject to the approval of the Plan Administrator, to make a rollover contribution to the Plan of an amount received by the Employee which is attributable to participation in such other plan (reduced by any employee after-tax contributions made to the plan), provided that the rollover contribution complies with all applicable requirements of the Code and the regulations and rulings thereunder. An Employee may make pre-tax rollover contributions into a Rollover Contribution Account, and Roth rollover contributions into a Roth Rollover Contribution Account. If after accepting a rollover contribution, the Plan Administrator determines the rollover contribution includes an invalid rollover amount, such invalid amount plus allowable income shall be distributed to the Participant within a reasonable time after such determination.

Notwithstanding any other provision herein, an Employee who participated in the Administaff 401(k) Plan and Trust shall be permitted to make a direct rollover contribution to the Plan that includes an outstanding loan balance in the Administaff 401(k) Plan and Trust, subject to the approval of the Plan Administrator and provided such loan transfer complies with all applicable requirements of the Code and the rulings thereunder If such a loan is directly rolled over into this Plan, the loan shall continue to be repaid in accordance with the terms of the promissory note and shall be subject to all of the rules and restrictions of Article 10.

Notwithstanding any other provision herein, an Employee who participated in the Invensys 401(k) Plan shall be permitted to make a direct rollover contribution to the Plan that includes after-tax employee contributions and, subject to the approval of the Plan Administrator, an outstanding loan balance in the Invensys 401(k) Plan provided such rollover and loan transfer comply with all applicable requirements of the Code and the rulings thereunder. Notwithstanding any other provision herein, if such a loan is directly rolled over into this Plan, the loan shall continue to be repaid in accordance with the terms of the promissory note and shall be subject to all of the rules and restrictions of Article 10.

Notwithstanding any other provision herein, an Employee who participated in the Lawrence Pumps, Inc. 401(k) Savings Plan shall be permitted to make a direct rollover contribution to the Plan that includes an outstanding loan balance in the Lawrence Pumps, Inc. 401(k) Savings Plan, subject to the approval of the Plan Administrator and provided such loan transfer complies with all applicable requirements of the Code and the rulings thereunder. Notwithstanding any other provision herein, if such a loan is directly rolled over into this Plan, the loan shall continue to be repaid in accordance with the terms of the promissory note and shall be subject to all of the rules and restrictions of Article 10.

4.8 Manner of Making Contributions. All contributions to the Trust shall be paid directly to the Trustee. Contributions may be made by check, bank wire or money order. The Plan Administrator shall furnish the Recordkeeper with allocation instructions with respect to each contribution which: (i) identify each Participant on whose behalf the contribution is being made and the amount thereof; (ii) identify whether the amount contributed on behalf of the Participant represents an Employee Pre-Tax Contribution, Employee After-Tax Contribution, Employer Matching Contribution, Employer Discretionary Contribution, Employee Roth Contribution, or rollover contribution; and (iii) direct the investment of the amount contributed on behalf of the Participant in accordance with the provisions of Article 6.4.

4.9 Transfer of Assets. If so authorized by the Plan Administrator, the Trustee may accept transfer of assets from the trustee of any other qualified plan described in Section 401(a) of the Code or from a qualified annuity plan described in Section 403(a) of the Code on behalf of any one or more Employees to the extent permitted by the Code and the regulations and rulings thereunder, as determined by the Plan Administrator.

4.10 Catch-Up Contributions. All Employees who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 414(v) of the Code (“Catch-Up Contributions”). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy then provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions may be designated as Employee Pre-Tax Contributions and/or Employee Roth Contributions.

4.11 Employee Roth Contributions. Effective January 1, 2022, a Participant shall be permitted to make Employee Roth Contributions to the Plan as follows:

(a) Percentage for Employee Roth Contributions. A Participant may irrevocably elect under a salary reduction agreement as described in Article 4.2 to have the Employer make Employee Roth Contributions to the Plan on the Participant’s behalf in an amount, when combined with any Employee Pre-Tax Contributions that are elected under Section 4.1 and Employee After-Tax Contributions that are elected under Section 4.4, of up to 50% of the Compensation otherwise payable to the Participant, subject to the limitations of Article 4.3 and Article 11. All Employee Roth Contributions shall be made to the Trust by the earlier of the date such amounts reasonably can be segregated from Employer assets and the date that is 15 business days following the month in which such amounts would otherwise have been payable to the Participant in cash.

(b) Employee Roth Contributions. An Employee Roth Contribution is an after-tax contribution made on or after January 1, 2022 by the Employer on a Participant’s behalf: (i) pursuant to the Participant’s elective deferral election, in lieu of all or a portion of the Employee Pre-Tax Contributions and Employee After- Tax Contributions the Participant is otherwise eligible to make under the Plan; (ii) that is includible in the Participant’s gross income at the time the Participant would have received that amount in cash but for the Participant’s elective deferral election; and (iii) that has been irrevocably designated as an Employee Roth Contribution by the Participant in his or her elective deferral election. Each Participant’s Employee Roth Contributions shall be allocated to the Participant’s Employee Roth Contribution Account under the Plan. Contributions and withdrawals of Employee Roth Contributions will be credited and debited to the Employee Roth Contribution Account maintained for each Participant. The Plan will maintain a record of the amount of Employee Roth Contributions in each Participant’s Employee Roth Contribution Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Employee Roth Contribution Account and the Participant’s other accounts under the Plan. No contributions other than Employee Roth Contributions and properly attributable earnings will be credited to each Participant’s Employee Roth Contribution Account.

ARTICLE 5 - NONDISCRIMINATION REQUIREMENTS

5.1 Definitions. For purposes of this Article 5, the following terms shall be defined as follows:

(a) “Actual Deferral Percentage” means the ratio of the amount of Employee Pre-Tax Contributions and Employee Roth Contributions on behalf of an Eligible Employee for a Plan Year to the Employee’s Compensation for the Plan Year, whether or not the Employee was a Participant in the Plan for the entire Plan Year. For these purposes, an Eligible Employee’s Employee Pre-Tax Contributions shall include Qualified Nonelective Contributions on behalf of the Eligible Employee for the Plan Year which the Employer elects to treat as Employee Pre-Tax Contributions under Article 5.4, but shall not include any Qualified Nonelective Contributions on behalf of the Eligible Employee for the Plan Year which the Employer elects to treat as Employer Matching Contributions under Article 5.8. A Highly Compensated Employee’s Employee Pre-Tax Contributions and Employee Roth Contributions shall include any Excess Elective Deferrals on behalf of the Highly Compensated Employee for the Plan Year. Any Eligible Employee who does not elect to make Employee Pre-Tax Contributions or Employee Roth Contributions and who does not receive any allocation of Qualified Nonelective Contributions which are treated as Employee Pre-Tax Contributions for a Plan Year shall have a zero Actual Deferral Percentage for the Plan Year. An Eligible Employee’s Actual Deferral Percentage for a Plan Year shall be calculated by disregarding any Employee Pre-Tax

Contributions and Employee Roth Contributions on behalf of the Eligible Employee for the Plan year which are properly returned to the Eligible Employee as an Excess Amount under Article 11. In calculating the Actual Deferral Percentage of a Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliate, all elective deferrals (as defined in Code Section 401(m)(4)) of such Highly Compensated Employee shall be aggregated for purposes of determining such percentage.

(b) “Average Actual Deferral Percentage” means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Actual Deferral Percentages of all Eligible Employees in such group for the Plan Year.

(c) “Average Contribution Percentage” means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Contribution Percentages of all Eligible Employees in such group for the Plan Year. In calculating the Average Contribution Percentage, all Employee contributions and matching contributions (as defined in Code Section 401(m)(4)) of any Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliate shall be aggregated for purposes of determining such percentage.

In calculating the Average Contribution Percentage, all Employee contributions and matching contributions (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the

Average Contribution Percentage limitations, such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan. If the Average Contribution Percentage under is determined under the current year testing method, the Plan may not be permissively aggregated with another plan in order to comply with the Average Contribution Percentage limitations if such other plan determines Average Contribution Percentage under the prior year testing method.

(d) “Contribution Percentage” means the ratio of the sum of Employer Matching Contributions, Employee After-Tax Contributions, and any Employee Pre- Tax Contributions, Employee Roth Contributions and Qualified Nonelective Contributions treated as Employer Matching Contributions under Article 5.6, on behalf of an Eligible Employee for a Plan Year to the Employee’s Compensation for the Plan Year, whether or not the Employee was a Participant in the Plan for the entire Plan Year. For these purposes, an Eligible Employee’s Contribution Percentage for any Plan Year shall be calculated by excluding any Employer

Matching Contributions which are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. An Eligible Employee’s Contribution Percentage for a Plan Year shall be calculated by disregarding any Employee After-Tax Contributions, Employee Pre-Tax Contributions or Employee Roth Contributions on behalf of the Eligible Employee for the Plan Year which are properly returned to the Eligible Employee as an Excess Amount under Article 11.

(e) “Compensation” means Compensation as defined in Article 2.5 of the Plan.

(f) “Eligible Employee” means, with respect to any Plan Year, any Employee who is eligible to commence participation in the Plan under Article 3.2 and to have Employee Pre-Tax Contributions or Employee Roth Contributions made to the Plan under Article 4.1 for the Plan Year regardless of whether any contributions are made to the Plan on behalf of the Employee for the Plan Year.

(g) “Excess Contributions” means, with respect to any Plan Year the excess of the aggregate amount of Employee Pre-Tax Contributions and Employee Roth Contributions, including any Qualified Nonelective Contributions actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Article 5.2.

(h) “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of Employer Matching Contributions, Employee After-Tax Contributions and any Employee Pre-Tax Contributions, Employee Roth Contributions and Qualified Nonelective Contributions treated as Employer Matching Contributions under Article 5.6 actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Article 5.5.

(i) “Highly Compensated Employee” includes, for any Plan Year, all active Highly Compensated Employees (an “Highly Compensated Active Employee”) and all former Highly Compensated Employees (a “Highly Compensated Former Employee”):

(1) A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the current Plan Year and who during the preceding Plan Year:

(i) received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code, except that the base period shall be the quarter ending September 30, 1996); and

(ii) if the Employer elects to limit the group of Employees earning in excess of $80,000 that are considered “Highly Compensated Employees,” was in the group of Employees consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such year.

(2) A Highly Compensated Active Employee also includes any Employee who is a five percent owner (as defined in Section 416(1)(1) of the Code) of the Employer at any time during the current Plan Year or preceding Plan Year.

(3) A Highly Compensated Former Employee includes any Employee who separated from service with the Employer (or was deemed to have separated from service) prior to the current Plan Year, performs no service for the Employer during the current Plan Year, and was a Highly Compensated Active Employee for either the year of separation from service or any Plan Year ending on or after the Employee’s 55th birthday.

(4) The determination of Highly Compensated Employees, including the determination of the number and identity of Employees in the top-paid group and the Compensation that is taken into account with respect to each Employee, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

(j) “Non-Highly Compensated Employee” means, for any Plan Year, an Employee who is not a Highly Compensated Employee.

(k) “Qualified Nonelective Contributions” means any Employer Nonelective Contributions to this Plan on behalf of Eligible Employees, and any qualified nonelective contributions (as defined in Section 401(m)(4)(C) of the Code) by the Employer to any other plan or plans on behalf of Eligible Employees that Eligible Employees may not elect to receive in cash until distributed from the plan, which are non-forfeitable (fully-vested) when made, and which are subject to the distribution restrictions of Section 401(k)(2)(B) of the Code, provided that amounts attributable to such contributions are not distributable merely on account of the Employee’s hardship. Qualified Nonelective Contributions shall meet the requirements of Treasury Regulation Section 1.401(m)-2(a)(6) and 1.401(k)-2(a)(6) (or any successor thereto), as applicable.

5.2 Average Actual Deferral Percentage Tests. For each Plan Year, the Plan shall satisfy one of the following Average Actual Deferral Percentage tests with respect to the Employee Roth Contributions, Employee Pre-Tax Contributions, and any Qualified Nonelective Contributions treated as Employee Pre-Tax Contributions under Article 5.3, made to the Plan for the Plan Year:

(a) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

The nondiscrimination testing required under this Article 5.2 shall be performed pursuant to Section 401(k)(3) of the Code and the regulations thereunder. The Actual Deferral Percentage for the Highly Compensated Employees and for the Non-Highly Compensated Employees shall be determined for the current Plan Year.

5.3 Treatment of Qualified Nonelective Contributions as Employee Pre-Tax Contributions.
If any Qualified Nonelective Contributions are made on behalf of Eligible Employees for a Plan Year, the Employer may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(k) of the Code, to treat all or a portion of such Qualified Nonelective Contributions as Employee Pre-Tax Contributions for purposes of calculating the Actual Deferral Percentages of Eligible Employees for the Plan Year. Any such Qualified Nonelective Contributions for a Plan Year must be made no later than the end of the 12- month period immediately following the close of the Plan Year.

5.4 Adjustment to Actual Deferral Percentage Tests General Rule.

(a) General Rule. If the Plan does not satisfy one of the Average Actual Deferral Percentage tests of Article 5.2 as of the end of a Plan Year, the Excess Contributions for the Plan Year shall be corrected (i) if the Employer makes Qualified Nonelective Contributions to the Plan on behalf of Non-Highly Compensated Employees in accordance with Article 4.6 in an amount sufficient to enable the Plan to satisfy one of the Average Actual Deferral Percentage tests of Article 5.2 for the Plan Year, or (ii) if the Excess Contributions for the Plan Year are timely distributed to Highly Compensated Employees in accordance with subsection (c) below.

(b) Allocation of Excess Contributions. In the event Excess Contributions are made to the Plan for a Plan Year, the Highly Compensated Employee with the highest Employee Roth Contributions and Employee Pre-Tax Contributions, including Qualified Nonelective Contributions treated as Employee Pre-Tax Contributions under Article 5.3 for the Plan Year, shall be reduced to the minimum extent necessary either:

(1) to enable the Plan to satisfy one of the Average Actual Deferral Percentage tests of Article 5.2 for the Plan Year; or

(2) to cause the Employee’s Employee Roth Contributions and Employee Pre-Tax Contributions, including Qualified Nonelective Contributions treated as Employee Pre-Tax Contributions under Article 5.3, to equal the second highest amount of Employee Roth Contributions and Employee Pre-Tax Contributions, including Qualified Nonelective Contributions treated as Employee Pre-Tax Contributions under Article 5.3 of any Highly Compensated Employee for the Plan Year.

This process shall be repeated until the Excess Contributions for the group of Eligible Employees who are Highly Compensated Employees is sufficiently reduced to enable the Plan to satisfy one of the Average Actual Deferral Percentage tests of Article 5.2 for the Plan Year.

(c) Distribution and/or Recharacterization of Excess Contributions. If any Excess Contributions allocated to Highly Compensated Employees for a Plan Year are not corrected by Qualified Nonelective Contributions under Article 4.6, such Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year; provided, however, where the Employer has decided to recharacterize Excess Contributions, distribution shall be made to the extent that excess contributions are not so recharacterized. Such distributions shall be made to Highly Compensated Employees pro-rata on the basis of the amount of the Employee Roth Contributions and Employee Pre-Tax Contributions, including Qualified Nonelective Contributions treated as Employee Pre-Tax Contributions under Article 5.3, attributable to each such Highly Compensated Employee. Excess Contributions (and the income thereon) with the amount of such Excess Contributions calculated by reducing the contributions made on behalf of Highly Compensated Employees in the order of the actual deferral percentages beginning with the highest such percentage and continuing to reduce the elective contributions of the Highly Compensated Employees with the next highest contribution percentages in a like manner in descending order based on rates of contribution percentages until such percentages satisfy the Average Actual Deferral Percentage test shall be distributed or recharacterized to the Highly Compensated Employees. In distributing or recharacterizing Excess Contributions, the following rules shall apply: The Excess Contributions shall first be applied to reduce the dollar amount elected by all those Highly Compensated Employees who have elected the highest dollar amount of elective contributions compared to the dollar amount elected by all those Highly Compensated Employees (including those Employees whose dollar amount was previously reduced) whose elected dollar amount is at the next highest dollar amount of elective contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected contribution amounts until the reductions equal the Excess

Contributions and enable the elective contributions to conform to the limitations of the Average Actual Deferral Percentage test.

The amount of Excess Contributions to be distributed or recharacterized to each affected Highly Compensated Employee is equal to the elective contributions on behalf of such Employee (prior to reduction of the Excess Contributions) less the product of such Employee’s Actual Deferral Percentage (after reduction for such Excess Contributions) times such Employee’s total Compensation, rounded to the nearest one cent ($.01), and likewise is equal to the amount of reduction provided for herein.

The amount of Excess Contributions that may be distributed or recharacterized under this Subsection with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Elective Deferrals attributable to such Plan Year previously distributed to such Employee. In the event a distribution of elective contributions constitutes a distribution of Excess Contributions and a distribution of Excess Elective Deferrals, the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Elective Deferrals.

If the distribution of Excess Contributions is made as provided above, the test provided in Section 401(k)(3) of the Code shall be deemed to be met regardless of whether the test provided in Article 5.2, if recalculated after distribution of the Excess Contributions, would satisfy Section 401(k)(3) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess Contributions has been made, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code. The Employer may treat the Excess Contributions of a Participant as Employee After-Tax Contributions. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Employee Pre-Tax Contributions. Recharacterization must occur no later than 2½ months after the last day of the Plan Year in which the Excess Contributions arose, and is deemed to occur no earlier than the date the last Participant is informed by the Plan Administrator of the amount recharacterized and the consequences thereof.

In addition, the Employer may designate all or part of any Employer Matching Contributions that have not yet been contributed to the Trust and allocated to a Participant’s account as qualified matching contributions or non- qualified matching contributions, respectively, which shall be so designated at the time of contribution to the Trust, and which shall be included in the Actual Deferral Percentage calculations to the extent necessary to insure that the Actual Deferral Percentage limitations are met, provided such use complies with the requirements of Treasury Regulation Section 1.401(k)-2(a)(6) (or any successor thereto). Any Employer Matching Contributions so designated shall not be included in the Actual Contribution Percentage calculations under, shall be treated as Elective

Deferrals, shall be allocated to such Participant’s Elective Deferral Account, shall be immediately fully vested and shall be subject to the distribution restrictions applicable to Elective Deferrals.

(d) Income or Loss Allocable to Excess Contributions. Effective for Plan Years beginning on or after January 1, 2008, Excess Contributions distributed under subsection (c) above shall be adjusted for any income or loss through the end of the Plan Year to which the Excess Contributions relates. The income or loss allocable to Excess Contributions is equal to the income or loss allocable to the Participant’s Elective Deferral account for the taxable year, multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for such year and the denominator of which is the Participant’s Elective Deferral account balance attributable to the Elective Deferrals without regard to any income or loss occurring during such taxable year.

(e) Coordination with Excess Elective Deferrals. The amount of any Excess Contributions to be distributed under subsection (c) above with respect to any Highly Compensated Employee for a Plan Year shall be reduced by any Excess Elective Deferrals previously distributed to the Highly Compensated Employee under Article 4.3(c) for the Employee’s taxable year ending with or within the Plan Year.

(f) Accounting for Excess Contributions. The amount of Excess Contributions allocated to a Highly Compensated Employee for a Plan Year which is distributed under subsection (c) above shall be attributed first to the Participant’s Employee Pre-Tax Contributions for the Plan Year and then, to the extent such Excess Contributions exceed the Participant’s Employee Pre-Tax Contributions for the Plan Year, attributed to amounts treated as Employee Pre-Tax Contributions under Article 5.3 in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

(g) Excise Tax. If Excess Contributions for a Plan Year are corrected (either by distribution or recharacterization) more than 2½ months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10% of the excess amounts will be imposed on the Employer maintaining the Plan.

5.5 Average Contribution Percentage Tests. For each Plan Year for which any Employer Matching Contributions are made to the Plan or any Employee After-Tax Contributions are made to the Plan, the Plan shall satisfy one of the following Average Contribution Percentage tests for the Plan Year:

(a) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensation Employees for the Plan Year multiplied by 1.25; or

(b) the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

The nondiscrimination testing required under this Article 5.5 shall be performed pursuant to Section 401(m)(2) of the Code and the regulations thereunder. The Contribution Percentage for the Highly Compensated Employees and for the Non- Highly Compensated Employees shall be determined for the current Plan Year.

In calculating the Average Contribution Percentage, all matching contributions (as defined in Code Section 401(m)(4)) and after-tax contributions to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of this Section 5.5, such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

In calculating the Average Contribution Percentage, all matching contributions (as defined in Code Section 401(m)(4)) and after-tax contributions of any Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliate shall be aggregated for purposes of determining such percentage.

5.6 Treatment of Employee Pre-Tax Contributions, Employee Roth Contributions and Qualified Nonelective Contributions as Employer Matching Contributions. The Employer may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(m) of the Code, to treat all or a portion of the Employee Pre-Tax Contributions, Employee Roth Contributions and any Qualified Nonelective Contributions on behalf of Eligible Employees for a Plan Year as Employer Matching Contributions for purposes of calculating the Contribution Percentages of Eligible Employees for the Plan Year. Any such Employee Pre-Tax Contributions, Employee Roth Contributions or Qualified

Nonelective Contributions for a Plan for a Plan Year must be made no later than the end of the 12- month period immediately following the close of the Plan Year. Notwithstanding the preceding, the Employer may elect to treat Employee Pre-Tax Contributions and Employee Roth Contributions as Employer Matching Contributions for purposes of calculating Contribution Percentages only if one of the Average Actual Deferral Percentage tests of Article 5.2 is satisfied before the Employee Pre-Tax Contributions and Employee Roth Contributions are treated as Employer Matching Contributions for the Plan Year, and one of the Average Actual Deferral Percentage tests of Article 5.2 continues to be satisfied for the Plan year excluding the Employee Pre-Tax Contributions and Employee Roth Contributions treated as Employer Matching Contributions for the Plan Year.

5.7 Adjustment to Actual Contribution Percentage Tests.

(a) General Rule. If the Plan does not satisfy one of the Average Contribution Percentage tests of Article 5.5 as of the end of a Plan Year, the Excess Aggregate Contributions for the Plan Year shall be corrected (i) if the Employer makes Qualified Nonelective Contributions to the Plan on behalf of Non Highly Compensated Employees in accordance with Article 4.6 in an amount sufficient to enable the Plan to satisfy one of the Average Contribution Percentage tests of Article 5.5 for the Plan Year, or (ii) if the Excess Aggregate Contributions for the Plan year are forfeited or timely distributed to Highly Compensated Employees in accordance with subsection (c) below.

(b) Allocation of Excess Aggregate Contributions. In the event Excess Aggregate Contributions are made to the Plan for a Plan Year, the amount of Excess Aggregate Contributions for the Highly Compensated Employee with the highest portion of Excess Aggregate Contributions for the Plan Year shall be reduced to the minimum extent necessary either:

(1) to enable the Plan to satisfy one of the Average Contribution Percentage tests of Article 5.5 for the Plan Year, or;

(2) to cause the Highly Compensated Employee’s portion of Excess Aggregate Contributions to equal the second highest amount of Excess Aggregate Contributions of any Highly Compensated Employee for the Plan Year.

This process shall be repeated until the Excess Aggregate Contributions for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year is sufficiently reduced to enable the Plan to satisfy one of the Average Contribution Percentage tests of Article 5.5 for the Plan Year.

(c) Forfeiture or Distribution of Excess Aggregate Contributions. If any Excess Aggregate Contributions allocated to Highly Compensated Employees for a Plan Year are not corrected by Qualified Nonelective Contributions under Article 4.6, such Excess Aggregate Contributions, plus any income or minus any loss allocable thereto for the taxable year, must be forfeited to the extent attributable under subsection (f) below to Employer Matching Contributions that are not vested under Article 7.2, and otherwise distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Highly Compensated Employee.

In the event that following the end of the Plan Year, it is determined that the Employer Matching Contributions for Highly Compensated Employees exceed the Average Contribution Percentage test limitations, then the amount in excess of such limitation (“Excess Aggregate Contributions”) (and the income thereon) (with the amount of such Excess Aggregate Contributions calculated by reducing the contributions made on behalf of Highly Compensated Employees in the order of the actual contribution percentages beginning with the highest such percentage and continuing to reduce the Employer Matching Contributions of the Highly Compensated Employees with the next highest contribution percentages in a like manner in descending order based on rates of contribution percentages until such percentages satisfy the Average Contribution Percentage test) either shall be (a) distributed to the Highly Compensated Employees, or (b) forfeited, in accordance with the following rules:

The Excess Aggregate Contributions shall first be applied to reduce the dollar amount of all those Highly Compensated Employees who have received an allocation of the highest dollar amount of Employer Matching Contributions to the dollar amount allocated to all those Highly Compensated Employees (including those Employees whose dollar amount was previously reduced) whose contribution amount is at the next highest dollar amount of Employer Matching Contributions, and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of contribution amounts until the reductions equal the Excess Aggregate Contribution and enable the Employer Matching Contributions to conform to the limitations of the Average Contribution Percentage test.

A Highly Compensated Employee’s Excess Aggregate Contributions shall be distributed, if vested, or forfeited, if nonvested, in proportion to the Participant’s vested and nonvested interests in all Employer Matching Contributions. For purposes of the foregoing sentence, the Employee’s Excess Aggregate Contributions attributable to the vested portion of the Highly Compensated Employee’s Matching Contributions for any Plan Year shall be the product of (a) the amount of the Employee’s Excess Aggregate Contributions (as adjusted for allocable income) multiplied by (b) his vested percentage, determined as of the last day of said Plan Year.

If the distribution of Excess Aggregate Contributions is made as provided above, the test provided in Section 401(m)(2) of the Code shall be deemed to be met regardless of whether the test provided in Article 5.5, if recalculated after distribution of the Excess Aggregate Contributions, would satisfy Section 401(m)(2) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess Aggregate Contributions has been made, the Actual Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(m)(2) of the Code.

In addition, the Employer may designate all or part of the Elective Deferrals or Employer Matching Contributions, or both, that have not yet been contributed to the Trust and allocated to a Participant’s account as elective contributions or Qualified Nonelective Contributions, respectively, which shall be so designated at the time of contribution to the Trust, and which shall be included in the Actual Contribution Percentage calculations to the extent necessary to insure that the limitations of the Actual Contribution Percentage test are met, provided such use complies with the requirements of Treasury Regulation Section 1.401(m)-2(a)(6) (or any successor thereto). Any Elective Deferrals or Employer Matching Contributions so designated shall not be included in the average deferral percentage calculations, shall be treated as Elective Deferrals, shall be allocated to such Participant’s Elective Deferral account, shall be immediately fully vested and shall be subject to the distribution restrictions applicable to Elective Deferrals.

(d) Income or Loss Allocable to Excess Aggregate Contributions. Effective for Plan Years beginning on or after January 1, 2008, Excess Aggregate Contributions shall be adjusted for any income or loss through the end of the Plan Year to which the Excess Aggregate Contributions relates. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant’s Elective Deferral account and Employer Matching Contribution account (as applicable) for the Plan Year, multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for such year and the denominator of which is the Participant’s account balance attributable to the Actual Contribution Percentage amounts without regarding to any income or loss occurring during such taxable year.

(e) Coordination with Excess Contributions. The determination of the amount of Excess Aggregate Contributions for a Plan Year shall be made after the determination of the amount of any Excess Contributions for the Plan Year.

(f) Accounting for Excess Aggregate Contributions.

(1) Non-Matched Employee After-Tax Contributions. At any time that the

Plan provides for Employee After-Tax Contributions which are not matched by Employer Matching Contributions under Article 4.5, the amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year shall be attributed first to the Employee After-Tax Contributions by the Participant for the Plan Year. To the extent such Excess Aggregate Contributions exceed the Participant’s Employee After-Tax Contributions for the Plan Year, such Excess Aggregate Contributions shall be attributed to the Employer Matching Contributions and any amounts treated as Employer Matching Contributions under Article 5.6 in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

(2) Other Situations. If subsection (i) above does not apply, the amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year shall be attributed to the Employee After-Tax Contributions, Employer Matching Contributions and any amounts treated as Employer Matching Contributions under Article 4.5 in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

ARTICLE 6 - ALLOCATIONS AND INVESTMENTS

6.1 Receipt of Contributions by Trustee. All contributions to the Plan which are paid to the Trustee under Article 4.8 shall be held in trust and managed by the Trustee in accordance with the terms and conditions of the Trust Agreement.

6.2 Establishment of Separate Accounts by Recordkeeper.

(a) In accordance with the directions of the Plan Administrator, the Recordkeeper shall establish and maintain the following separate accounts in the name of each Participant:

(1) an Employee Pre-Tax Contribution Account to record the Employee Pre-Tax Contributions to the Plan on behalf of the Participant under Article 4.1, and the earnings, losses and expenses allocated thereto;

(2) an Employee After-Tax Contribution Account to record any Employee After-Tax Contributions to the Plan by the Participant under Article 4.4 and the earnings, losses and expenses allocated thereto;

(3) an Employer Fixed Matching Contribution Account and an Employer Discretionary Matching Contribution Account to record any Employer Matching Contributions to the Plan on behalf of the Participant under Article 4.5(a) or (b) and the earnings, losses and expenses allocated thereto;

(4) an Employer Discretionary Contribution Account to record any Employer Discretionary Contributions to the Plan on behalf of the Participant under Article 4.5(c) and the earnings, losses and expenses allocated thereto;

(5) an Employer Nonelective Contribution Account to record any Employer Nonelective Contributions to the Plan on behalf of the Participant under Article 4.6 and the earnings, losses and expenses allocated thereto;

(6) a Rollover Contribution Account to record any rollover contributions to the Plan on behalf of the Participant under Article 4.7 and the earnings, losses and expenses allocated thereto;

(7) an Employee Roth Contribution Account to record the amount of Employee Roth Contributions to the Plan on behalf of the Participant under Article 4.11 and the earnings, losses and expenses allocated thereto;

(8) a Roth In-Plan Conversion Account to record any contributions which are converted to Roth contributions pursuant to Article 8.12; and

(9) such other accounts as the Plan Administrator shall direct in accordance with the provisions of the Plan or the requirements of the Code, including an account that may be required by a Merged Plan or a transferor plan.

(b) The Plan Administrator shall certify to the Recordkeeper the name, address and social security number of each Participant for whom a separate account is to be established under the Plan. The Plan Administrator shall furnish the Recordkeeper with instructions in accordance with Article 4.8 allocating all contributions to the Plan to Participants’ separate accounts.

(c) The maintenance of separate accounts under subsection (a) above shall be for accounting purposes only. Any amount distributed to a Participant or Beneficiary under Article 8, or any amount withdrawn by a Participant under Article 9, shall be charged to the appropriate separate accounts of the Participant as of the applicable Valuation Date for such distribution or withdrawal under Article 8.4 or Article 9.5.

6.3 Forfeitures. Any Forfeitures which have become available under Article 4.5, Article 5.7(c) or Article 8.5 during a Plan Year shall be used to reduce the amount of contributions thereafter required to be made to the Plan by the Employer or to pay Plan expenses.

6.4 Investment of Plan Assets. All amounts which are allocated to the separate accounts of a Participant under the Plan shall be invested and reinvested in investments authorized under the Trust Agreement in accordance with the Participant investment directions except that the Employer Discretionary Matching Contribution shall be automatically invested in the Flowserve Corporation Stock Fund (as described in Article 6.5), subject to subsequent divestiture at the election of the Participant. All such investment directions or any change in investment directions by a participant shall be made in accordance with rules and procedures prescribed by the Plan Administrator. A Participant shall be permitted to transfer accounts under the Plan and future contributions by or on behalf of the Participant under the Plan, including Employer Discretionary Matching Contributions that are first invested in the Flowserve Corporation Stock Fund.

6.5 The Flowserve Corporation Stock Fund. The term “Flowserve Stock” means a class of common voting shares issued by Flowserve Corporation which are readily tradable on a national securities exchange that is registered under the provisions of Section 6 of the Securities Exchange Act of 1934. Notwithstanding any other provision of the Plan, the Plan shall at all times be administered in a manner that will minimize or eliminate a Participant’s liability to Flowserve Corporation under Section 16(b) of the Securities Exchange Act of 1934, and the rules, regulations and interpretations thereunder.

6.5A Diversification Requirements for the Flowserve Corporation Stock Fund.

(a) The provisions of this Section 6.5A apply only with respect to the Flowserve Corporation Stock Fund.

(b) Notwithstanding any other provision in the Plan, with respect to a Participant (including for purposes of this Section 6.5A, an alternate payee who has an account under the Plan with respect to such Participant or a deceased Participant’s Beneficiary), if a portion of the Participant’s account attributable to Employee Pre-Tax Contributions, Employee After-Tax Contributions, Employer Non-Elective Contributions, or Rollover Contributions is invested in the Flowserve Corporation Stock Fund, then the Participant must be offered the opportunity to elect to divest amounts invested in the Flowserve Corporation Stock Fund and reinvest an equivalent amount in other investment options as described in Section 6.5A(d).

(c) Notwithstanding any other provision in the Plan, with respect to a Participant (including for purposes of this Section 6.5A, an alternate payee who has an account under the Plan with respect to such Participant or a deceased Participant’s Beneficiary) who has completed at least three (3) Years of Service for vesting purposes, if a portion of the Participant’s account attributable to Employer Matching Contributions is invested in the Flowserve Corporation Stock Fund, then the Participant must be offered the opportunity to elect to divest amounts invested in the Flowserve Corporation Stock Fund and reinvest an equivalent amount in other investment options as described in Section 6.5A(d).

(d) At least three investment options (other than Flowserve Stock) must be offered to Participants described in Sections 6.5A(b) and 6.5A(c). Each investment option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly. Except as provided in sections 1.401(a)(35)- 1(e)(2) and (3) of the Treasury Regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of Flowserve Stock if such restrictions or conditions are not imposed on the investment of other assets of the Plan.

6.6 Allocation of Earnings and Losses.

(a) The dividends, capital gains distributions, and other earnings received on any shares or units of a fund or on any other Plan investments which are specifically credited or earmarked to a Participant’s separate account under the Plan shall be allocated to such separate account as of the end of each Valuation Date to the extent administratively practicable and immediately reinvested, to the extent practicable, in additional shares or units of such funds or other earmarked Plan investments.

(b) Any Plan earnings or losses attributable to the investment of a Participant’s separate account under the Plan in a loan to the Participant under this Article 10 shall be allocated to the Participant’s separate account in accordance with the provisions of Article 10.8.

6.7 No Rights Created by Allocation. Any allocation of contributions or earnings to the separate account of a Participant under this Article 6 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

6.8 ERISA Account. Notwithstanding anything herein to the contrary, any amounts held in the ERISA Account not used to pay the reasonable and proper expenses incurred in the administration of the Plan shall be allocated on a pro rata basis to the accounts of all Participants in the Plan (determined as of the allocation date) no later than the last day of the Plan Year to which the amounts held in said ERISA Account relate. Amounts held in the ERISA Account may not be used to reduce any Employer Matching Contributions, Employer Discretionary Contributions or Employer Nonelective Contributions. The limitations set forth in Section 5.5 of the Plan shall not apply to contributions made to the ERISA Account. Moreover, contributions made to the ERISA Account shall not be considered Annual Additions.

ARTICLE 7 - VESTING

7.1 Full Vesting in Employee Contributions, Rollover Contributions, Qualified Nonelective Contributions and ERISA Account Allocations. A Participant shall be fully vested at all times in all Employee Pre-Tax Contributions, Employee After-Tax Contributions, Employee Roth Contributions, Rollover Contributions and Qualified Nonelective Contributions made to the Plan on the Participant’s behalf and all earnings on such contributions. Furthermore, a Participant shall be fully vested at all times in any allocation made to the Participant’s account from the Plan’s ERISA Account in accordance with Section 6.8, hereof, and all earnings on such allocations.

7.2 Vesting in Employer Contributions.

General Rule. Except as otherwise provided below, the vested amounts in a Participant’s Employer Matching Contribution Accounts and Employer Discretionary Contribution Account shall be determined by the number of Years of Service completed by the Participant for vesting purposes (as determined under Article 7.3) and:

(a) For Participants (i) hired on or before December 31, 2023 or (ii) rehired on or after January 1, 2024 and before January 1, 2025, the following vesting schedule, which remains in effect until December 31, 2024:

YYears of Service	VVested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

(b) For Participants first hired on or after January 1, 2024, and effective as of January 1, 2025 for all other Participants, the following vesting schedule:

Years of Service	Vested Percentage
1	33%
2	67%
3	100%

Notwithstanding the above vesting schedules, all amounts allocated to a Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account shall automatically become fully vested if the Participant incurs a Disability, dies while employed by the Employer, retires upon attaining Normal Retirement Age, or if a Durco Bargaining Unit Employee reaches the retirement date as set forth in the bargaining agreement. The vested percentage of a former Participant in the CAP Plan on June 30, 1999 is 100% and such vested amount shall not be subject to the above vesting schedules. For any Participant who terminated employment prior to July 1, 1999, vesting shall be determined by the schedule in effect under the Merged Plan on the Participant’s employment termination date. Notwithstanding any provision herein to the contrary, Limitorque Bargaining Unit Employees shall be 0% vested until completion of three years of service and then shall be fully (100%) vested.

7.3 Year of Service for Vesting Purposes. For vesting purposes, a Participant shall be credited with one Year of Service for each 12-consecutive month period beginning with the Employee’s employment commencement date (or if applicable reemployment commencement date) and the succeeding 12-consecutive month periods beginning on the anniversaries of that commencement date. Service is required to be taken into account for the period of time from the date the Employee first performs an Hour of Service until he or she severs from service with the Employer. The date the Employee severs from service is the earlier of the date the Employee quits, is discharged, retires, or dies. An Employee on an approved leave of absence will not be considered to have experienced a severance from service until the date the Employee quits, is discharged, retires or dies. The period of time during which an Employee who has severed from service by reason of voluntary termination, discharge or retirement may return to service and receive vesting credit ends on the first anniversary of the severance date due to voluntary termination, discharge or retirement. If an Employee is absent from service for any other reason and then quits, is discharged or retires, the period of time during which the Employee may return and receive credit begins on the first date of absence and ends one year after the severance date due to the employee’s voluntary termination, discharge, or retirement.

For periods prior to the Effective Date of the Plan, a Participant shall be credited with one Year of Service for each Plan Year during which the Participant completed 1,000 or more Hours of Service under the Valtek Plan, the Automax Plan and the C. C. Hall Plan, with one year of service for each Plan Year during which the Participant completed 500 or more Hours of Service under the Springboro Plan and with one year of service for each 12- consecutive month period measured from the date the Participant performed an Hour of Service under the Savings and Thrift Plan and the Foundry Plan. All Years of Service completed by the Participant, including Years of Service completed prior to the Effective Date of the Plan or prior to the Participant’s commencement of participation in the Plan, shall be counted for vesting purposes except as otherwise provided in Article 7.4. A Participant’s Years of Service shall automatically include years of service with any predecessor employer of the Employer.

Notwithstanding any provisions of this Plan to the contrary, benefits and years of Service with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

Employees of Administaff, Inc. (“Administaff”) who, on December 31, 2000, were performing services, pursuant to a leasing agreement, for Innovative Valve Technologies, Inc. (“Invatec”), which became a wholly owned subsidiary of Flowserve Corporation on January 1, 2001, and who continued employment with Flowserve Corporation after December 31, 2000 shall be credited with Years of Service with Administaff while performing services for Invatec for purposes of determining vesting under Section 7.2 of the Plan.

7.4 Years of Service Upon Reemployment. If a Participant incurs five or more consecutive one-year Breaks in Service, any years of Service completed by the Participant after the Breaks in Service shall be disregarded for purposes of determining the Participant’s vested amounts in his or her Employer Matching Contribution Account and Employer Discretionary Contribution Account prior to the date the Participant incurred the Breaks in Service (although both pre-Break and post-Break Years of Service shall count for purposes of determining the Participant’s vested percentage in his or her Employer Matching Contribution Account and Employer Discretionary Contribution Account after the date the Participant incurred the Breaks in Service.) To the extent necessary, separate sub- accounts shall be established by the Recordkeeper within the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account to reflect the Participant’s pre-Break and post-Break amounts derived from Employer Matching Contributions and Employer Discretionary Contributions, which sub-accounts shall share in the allocation of earnings and losses under Article 6.6. In the case of any Participant who incurs a Break in Service of less than five consecutive one-year Breaks in Service, all pre-Break Years of Service and any post-Break Years of Service completed by the Participant shall count for purposes of determining the Participant’s vested percentage in his or her Employer Matching Contribution Account and Employer Discretionary Contribution Account both before and after the date the Participant incurred the Break in Service.

ARTICLE 8 - DISTRIBUTION OF BENEFITS

8.1 Distribution Upon Separation from Service. A Participant shall be entitled to receive the vested amounts (as determined under Articles 7.1 and 7.2) credited to the Participant’s separate accounts under the Plan when the Participant separates from service with the Employer. If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s Beneficiary shall be entitled to receive any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

8.2 Distribution Upon Death. In the event of a Participant’s death, the Participant’s Beneficiary under Article 8.8 shall be entitled to receive the vested amounts (as determined under Articles 7.1 and 7.2) credited to the Participant’s separate accounts under the Plan.

8.3 Optional Forms of Distribution; Participant Consent.

(a) Amounts not Greater than $1,000. The total vested amount the Participant is entitled to receive under Article 8.1 shall be immediately distributable to the Participant as a single lump-sum payment without the Participant’s consent as soon as practicable following the Trustee’s receipt of authorized distribution directions from the Plan Administrator if:
(i) such amount does not exceed $1,000; and

(ii) the Participant does not otherwise elect to have such amount rolled over into an eligible retirement plan, as defined in section 402(c)(8)(B) of the Code, specified by the Participant.

(b) Amounts Greater than $1,000 but Not Greater than $5,000. If the total vested amount which a Participant is entitled to receive under Article 8.1 exceeds $1,000 but is not greater than $5,000, such amount will be automatically rolled over into an Individual Retirement Account, unless the Participant timely elects, in the form and manner prescribed by the Plan Administrator, to have such distribution paid directly to an eligible retirement plan, as defined by section 402(c)(8)(B) of the Code, specified by the Participant in a direct rollover or to receive the distribution directly in the form of a single lump-sum payment.

(c) Amounts Greater than $5,000. If the total vested amount which a Participant is entitled to receive under Article 8.1 exceeds $5,000, such amount shall not be distributed to the Participant prior to his or her required beginning date under Article 8.6(b) unless the Participant consents to such distribution within 90 days before the date of distribution. Such amount shall be distributed in a single- sum payment.

(d) Explanation to Participants. No more than 90 days and no less than 30 days prior to the date of any distribution to a Participant under (b) above, the Plan Administrator shall furnish the Participant with a notice of the material features and relative values of the optional forms of distribution available under the Plan and the Participant’s right to defer such distribution to the Participant’s required beginning date. However, distribution to the Participant may commence less than 30 days after the notice in the preceding sentence is given to the Participant, provided that the following conditions are satisfied:

(1) the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply;

(2) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(3) the Participant, after receiving the notice, affirmatively elects to receive a distribution from the Plan (or to make a direct rollover under Article 8.10).

(e) Payments to Death Beneficiaries. Any amount which a Participant’s Beneficiary is entitled to receive under Article 8.2 upon the death of the Participant shall be distributed in a lump-sum payment or in quarterly, semi-annual or annual installment payments over a specified period as selected by the Beneficiary in accordance with the minimum distribution requirements of Article 8.6(c). The method and timing of distribution shall be selected by the Beneficiary in the manner prescribed by the Plan Administrator. If the Beneficiary does not select a method of distribution, the entire amount which the Beneficiary is entitled to receive under Article 8.2 shall be distributed to the Beneficiary in a lump-sum payment no later than the December 31st of the calendar year containing the fifth anniversary of the Participant’s death. If the Beneficiary dies before receiving a complete distribution of any amount which the Beneficiary is entitled to receive under Article 8.2, such remaining amount shall be distributed as soon as practicable on or after the Valuation Date that authorized distribution directions are received by the Trustee in a lump-sum payment to the Beneficiary’s estate.

8.4 Distribution upon Written Instructions; Valuation of Distributions. All distributions from the Plan shall be made by the Trustee as soon as practicable on or after the Valuation Date that authorized distribution directions are received by the Trustee. In the case of a single-sum payment, the amount of the distribution shall be determined by the value of the amounts credited to the Participant’s separate accounts under the Plan as of the Valuation Date which is within a reasonable time following the Trustee’s receipt of instructions in good order to make the distribution. In the case of installment payments, the amount of each distribution shall be determined by the value of the amounts credited to the Participant’s separate accounts under the Plan as of the Valuation Date on which the installment payment is to be made.

8.5 Forfeitures upon Separation from Service.

(a) If a Participant separates from service with the Employer prior to becoming fully vested in the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account under Article 7.2 and the Participant elects or is otherwise required to receive a distribution of the entire vested amounts credited to the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account, the total non-vested amount of the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account shall be treated as a Forfeiture. For these purposes, a Participant who separates from service at a time when the vested amount credited to the Participant’s Employer Contribution Account is zero shall be deemed to have received a distribution of the vested amount credited to the Participant’s Employer Contribution Account and the entire non-vested amount shall be treated as a Forfeiture. All Forfeitures by Participants under this Article 8.5 shall be used in accordance with the provisions of Article 6.3.

(b) If a Participant who separates from service with the Employer prior to becoming fully vested in the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account under Article 7.2 elects at any time under Article 8.4 to receive less than the entire vested amount credited to the Participant’s Employer Matching Contribution Account, the non-vested amount of the Participant’s Employer Contribution Accounts which shall be treated as a Forfeiture upon such distribution shall equal the total non-vested amount credited to the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account prior to the distribution multiplied by a fraction, the numerator of which is the amount of the Participant’s distribution from the Employer Contribution Accounts, and the denominator of which is the total vested amount credited to the Employer Matching Contribution Account and Employer Discretionary Contribution Account immediately prior to the distribution.

(c) Any amount forfeited by a Participant under (a) or (b) above (unadjusted for gains or losses) shall be restored to the Participant’s Employer Contribution Accounts if the Participant returns to the service of the Employer and repays the amount of any distribution the Participant received from the Participant’s Employer Contribution Account upon the Participant’s prior separation from service before the earlier of:

(1) five years after the first date the Participant is subsequently reemployed by the Employer; or

(2) the date the Participant incurs five consecutive one-year Breaks in Service for vesting purposes following the date of the Participant’s distribution.

The amount of any such Forfeiture shall be restored to the Participant’s Employer Contribution Accounts from other Forfeiture amounts by Participants and the Plan earnings attributable thereto, or by additional Employer contributions to the Plan on behalf of the Participant. If a Participant is deemed to have received a distribution under (a) above because the Participant separated from service at a time when the vested amount credited to the Participant’s Employer Contribution Accounts was zero and the Participant resumes employment covered under the Plan before the date the Participant incurs five consecutive one-year Breaks in Service, the amount forfeited by the Participant under (a) above shall be restored in the Participant’s Employer Contribution Accounts upon the Participant’s reemployment by the Employer.

8.6 Minimum Distribution Requirements.

(a) Application. All minimum distributions required to be made to Participants and Beneficiaries under this Article 8.6 shall be determined in accordance with the U.S. Department of Treasury proposed regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Treasury Regulation § 1.401(a)(9)-2.

(b) Required Beginning Date. All amounts which a Participant is entitled to receive under Article 8.1 shall be distributed or begin to be distributed to the Participant no later than the Participant’s required beginning date. For purposes of this requirement, the required beginning date of a Participant who is not a five percent (5%) owner is April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant retires. The required beginning date for a Participant who is a five percent owner is April 1 of the calendar year following the calendar year in which the Participant attains age 70½. Notwithstanding the foregoing, a Participant who is not a five percent owner and who attains age seventy and one-half (70½) prior to calendar year 1999 shall have the right to elect the commencement of his benefits on April 1 of the calendar year following the calendar year in which he attains such age and each subsequent year. A Participant who is not a five percent owner and who is receiving benefit payments solely because of the attainment of age seventy and one-half (70½) prior to calendar year 1997 shall have the right to elect the suspension of such benefit payments until the date specified in the first sentence of this paragraph. Notwithstanding anything in this Section 8.6 to the contrary, unless the Participant subject to the required minimum distribution rules of this Section 8.6 elects to receive such distributions, effective as of January 1, 2020, the Code Section 401(a)(9) requirements of Section 8.6 will not apply for the 2020 calendar year, and furthermore, the five-year period described in Code Section 401(a)(9)(B)(ii) will be determined without regard to calendar year 2020.

(c) Limits on Distribution Periods. The method of distribution selected by a Participant under Article 8.3 shall satisfy the minimum distribution requirements of this Article 8.6 for each calendar year beginning with the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date (the “first distribution calendar year”). As of the first distribution calendar year, distributions, if not made in a single-sum, shall be made over one of the following periods (or combination thereof):

(1) the life of the Participant;

(2) the life of the Participant and his or her designated Beneficiary;

or

(3) a period certain of 10 years or more.

(d) Minimum Distribution Amounts. The minimum distribution amount for the first distribution calendar year shall be made on or before the Participant’s required beginning date. The minimum distribution amount for each distribution calendar year thereafter, including the calendar year in which the Participant’s required beginning date occurs, shall be made on or before December 31 calendar year.

All distributions required under this Article 8.6 shall be determined and made in accordance with the Income Tax Regulations issued under Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

For purposes of these minimum distribution requirements, a Participant’s account balance under the Plan for any distribution calendar year shall mean the total vested amount credited to the Participant’s separate accounts under the Plan as of the last Valuation Date of the preceding calendar year (the “valuation calendar year”), increased by the amount of any contributions to the Participant’s accounts in the valuation calendar year after such Valuation Date, and decreased by any distributions made from the Participant’s accounts in the valuation calendar year after such Valuation Date. If any minimum distribution for the Participant’s first distribution calendar year is made in the following calendar year, but on or before the Participant’s required beginning date, the amount of such minimum distribution shall be treated as if it had been made in the Participant’s first distribution calendar year.

With respect to distributions under the Plan made for calendar years beginning after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

(e) Death Distribution Provisions. Any amount which a Participant’s designated Beneficiary shall be entitled to receive under Article 8.2 upon the death of the Participant shall be distributed in accordance with the following rules:

(1) Where Distribution Had Already Commenced. If the Participant died after minimum distributions had already commenced, all amounts payable to the Participant’s designated Beneficiary shall be distributed at least as rapidly as under the method of distribution in effect prior to the Participant’s death. For these purposes, a Participant’s minimum distributions shall be considered to have commenced no earlier than the Participant’s required beginning date.

(2) Five-Year Rule. If the Participant died before minimum distributions had already commenced in accordance with (a) above, all amounts payable to the Participant’s designated Beneficiary shall be distributed by December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death. Notwithstanding the foregoing and effective for any Participant who dies on or after January 1, 2020, if the Participant dies before distribution of the Participant’s entire account balance, all amounts payable to the Participant’s designated Beneficiary who is not an Eligible Designated Beneficiary (as defined below) shall be distributed within ten years after the date of the Participant’s death. As used herein in this Section 8.6(e), “Eligible Designated Beneficiary” means with respect to any Participant, any designated Beneficiary who is (i) the surviving spouse of the Participant; (ii) subject to clause (iii), a child of the Participant who has not reached the age of majority (with any remaining distributions made within ten (10) years after the date such eligible designated beneficiary reaches the age of majority); (iii) disabled (within the meaning of Code Section 72(m)(7)); (iv) a chronically ill individual (within the meaning of Code Section 7702B(c)(2), except that the requirements of subparagraph (A)(i) thereof shall only be treated as met if there is a certification that, as of such date, the period of inability described in such subparagraph with respect to the individual is an indefinite one which is reasonably expected to be lengthy in nature); or (v) an individual not described in any of the preceding subclauses who is not more than ten (10) years younger than the Participant. Whether an individual is an Eligible Designated Beneficiary shall be determined as of the date of the Participant’s death.

(3) Exception to Five-Year Rule. Notwithstanding subsection (ii) above and effective for any Participant who dies on or after January 1, 2020, all amounts payable to the Participant’s Eligible Designated Beneficiary shall (if subsection (a) does not apply) be distributed in installment payments over a period not extending beyond the Eligible Designated Beneficiary’s life expectancy, provided such distribution commences by December 31st of the calendar year following the calendar year of the Participant’s death. If the Eligible Designated Beneficiary is the surviving spouse of the Participant, the date that distributions are required to commence in accordance with the preceding sentence shall be the later of: (1) December 31st of the calendar year following the calendar year of the Participant’s death, or (2) December 31st of the calendar year in which the Participant would have attained age 72. If an Eligible Designated Beneficiary dies before the Participant’s account balance is distributed, the Participant’s remaining account balance shall be distributed to the beneficiary of such Eligible Designated Beneficiary within ten years after the death of the Eligible Designated Beneficiary.

(4) Calculation of Minimum Installment Payments. In the case of installment payments over the Beneficiary’s life expectancy under (iii) above, the minimum distribution amount for each calendar year shall be determined by dividing the Beneficiary’s account balance under the Plan for the calendar year by the Beneficiary’s life expectancy for the calendar year. For these purposes, a Beneficiary’s account balance under the Plan for any calendar year shall mean the total vested amount credited to the deceased Participant’s separate accounts under the Plan which the Beneficiary is entitled to receive under Article 8.2 as of the last Valuation Date of the preceding calendar year (the “valuation calendar year”), increased by the amount of any contributions or Forfeitures allocated to the deceased Participant’s accounts in the valuation calendar year after Valuation Date, and decreased by any distributions made from the deceased Participant’s accounts in the valuation calendar year after such Valuation Date.

(5) In the event that at the time a Beneficiary of a former Participant in the CAP Plan becomes entitled to receive a distribution, any portion of the distribution amount is invested in any group annuity contract issued by Executive Life Insurance Company (“Executive Life Investment”), the Beneficiary may elect to defer the distribution in such manner prescribed by the Committee until such date as the Committee determines, in its sole discretion, that all amounts held in the Executive Life Investment are currently distributable or that all amounts of the Executive Life Fund which were allocable to the Participant’s Account have been transferred out of the Executive Life Investment. The deferral election described in this Section shall be made available to Beneficiaries with amounts invested in the Executive Life Investment at the time benefits are to commence without regard to the amount of the distribution. Notwithstanding any provision to the contrary, no Beneficiary other than the Participant’s surviving spouse may elect to defer distribution under this Section 8.6(e)(v) to any date later than the day before the fifth anniversary of the Participant’s death.

(f) Applicable Life Expectancy. For purposes of this Article 8.6, the life expectancy of the Participant or his or her designated Beneficiary, or the joint life and last survivor’s expectancy of the Participant and his or her designated Beneficiary, shall be determined by the following rules:

(1) life expectancy or joint life and last survivor expectancy shall be computed by using the expected return multiples contained in Tables V and VI of

Treasury Regulation § 1.72-9. The life expectancies of the Participant and his or her spouse (if the spouse is designated Beneficiary) shall be recalculated annually unless otherwise elected by the Participant or by the spouse in the case of distributions referred to in (e)(iii) above on or before the date minimum distributions are required to begin. Any such election by the Participant or spouse shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated;

(2) for purposes of determining the minimum distribution amounts to be paid to the Participant for each distribution calendar year under (c)(i) or (ii) above, the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her designated Beneficiary, shall be calculated based on the attained age of the Participant or Beneficiary as of the Participant’s or Beneficiary’s birthday in the first distribution calendar year. If life expectancy is being recalculated, the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her spouse (if the spouse is the designated Beneficiary), shall be calculated based on the attained age of the Participant and spouse as of the Participant’s and spouse’s birthday in each succeeding distribution calendar year; and

(3) for purposes of determining the minimum distribution amounts to be paid to the Beneficiary for each calendar year under (e)(iv) above, the life expectancy of the designated Beneficiary shall be calculated based on the attained age of the Beneficiary as of the Beneficiary’s birthday in the calendar year in which distributions are required to commence under (e)(iii). If life expectancy is being recalculated, the life expectancy of the Participant’s surviving spouse (if the spouse is designated Beneficiary) shall be calculated based on the attained age of the spouse as of the spouse’s birthday in each succeeding calendar year.

(g) Notwithstanding the foregoing, effective as of:

(i) January 1, 2020, and solely with respect to Participants who had not attained age 70½ as of December 31, 2019 and attained age 72 prior to January 1, 2023, each of the references to “age 70½” in this Section 8.6 of the Plan shall refer to “age 72”;

(ii) January 1, 2023, and solely with respect to Participants who had not attained age 72 as of December 31, 2022 and attain age 73 prior to January 1, 2033, each of the references to “age 70½” in this Section 8.6 of the Plan shall refer to “age 73”; and

(iii) January 1, 2033, and solely with respect to Participants who had not attained age 74 as of December 31, 2032, each of the references to “age 70½” in this Section 8.6 of the Plan shall refer to “age 75”.

8.7 Commencement of Benefits. Unless a Participant elects otherwise, distribution of the Participant’s benefits under the Plan shall commence no later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (i) the Participant attains Normal Retirement Age; (ii) the 5th anniversary of the Plan Year in which the Participant commenced participation in the Plan; or (iii) the Participant’s termination of employment with the Employer. Notwithstanding the foregoing, the failure of any Participant to consent to a distribution of benefits under Article 8.3(b) shall be deemed to be an election by the Participant to defer the distribution of his or her benefits for purposes of this Article 8.7.

8.8 Designation of Beneficiary. A Participant may designate from time to time any person or persons, who may be designated contingently or successively and who may be an entity other than a natural person, as the Participant’s Beneficiary who shall be entitled to receive any undistributed vested amounts credited to the Participant’s separate accounts under the Plan at the time of the Participant’s death. Any Beneficiary designation by a Participant shall be made on a form prescribed by the Plan Administrator and shall be effective only when filed with the Plan Administrator during the Participant’s lifetime. A married Participant may designate a Beneficiary other than the Participant’s spouse only if the spouse consents in writing to the designation, and the spouse’s consent acknowledges the effect of the consent, names the designated Beneficiary and the form of payment and is witnessed by a notary public or a representative of the Plan. If the designated Beneficiary predeceases the Participant, the Participant’s Beneficiary designation shall be ineffective. If no Beneficiary designation is in effect at the time of the Participant’s death, the Participant’s Beneficiary shall be the Participant’s estate.

8.9 Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or any portion of a Participant’s benefits under the Plan to an alternate payee in accordance with the terms and conditions of a qualified domestic relations order as defined in Section 414(p) of the Code (a “QDRO”). The Plan hereby specifically permits and authorizes distribution of a Participant’s benefits under the Plan to an alternate payee in accordance with a QDRO prior to the date the Participant separates from service with the Employer or attains the Participant’s earliest retirement age as defined in Section 414(p)(4)(B) of the Code. The Plan Administrator is responsible for establishing written procedures for determining whether any domestic relations order qualifies as a QDRO and for administering distributions in accordance with the terms and conditions of a QDRO and whether the order qualifies as a QDRO.

8.10 Direct Rollovers. Notwithstanding any other provision of the Plan to the contrary, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Plan Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be considered a direct rollover.

Effective December 31, 2001, notwithstanding any other provision of the Plan to the contrary, for purposes of the direct rollover provisions in this Section 5.6 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code §408(a) or (b) of the Code, or to a qualified defined contribution plan described in Code §401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to art “eligible rollover distribution” if the total value of such distribution is less than $200 or with respect to a portion of an “eligible rollover distribution” if the value of such portion is less than $500. For purposes of this Section, the following terms have the following meanings:

(a) An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a). An “eligible retirement plan” shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). In the case of a rollover distribution to a “non-spousal beneficiary”, however, “eligible retirement plan” is limited to an individual retirement plan described in Section 408(a) of the Code or to an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract).

(b) A “qualified distributee” means a Participant, his or her surviving spouse, his or her spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or a “non-spousal beneficiary” designated by a deceased Participant.

(c) A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “qualified distributee.”

(d) A “non-spousal beneficiary” means a Beneficiary other than a Participant’s spouse.

8.11 Beneficiary Deferral Under Merged Plans. Notwithstanding any other provision herein to the contrary, Section 8.5A of the CAP Plan which is incorporated herein by reference shall apply to a distribution to a Beneficiary with any portion of such Beneficiary’s account held under the Executive Life Fund on June 30, 1999.

8.12 Roth In-Plan Conversions. . The provisions of this Section 8.12 are effective as of January 1, 2022.

(a) Eligibility. Effective January 1, 2022, a Participant may elect a Roth In- Plan Conversion pursuant to this section. A Participant’s surviving spouse, spouse or former spouse (by reason of being an alternate payee under a QDRO), or nonspouse Beneficiary may not elect a Roth In-Plan Conversion.

(b) Definition. A Roth In-Plan Conversion is a rollover within the Plan of vested pre-tax or after-tax amounts to a Participant’s Roth In-Plan Conversion Account. A Roth In-Plan Conversion may be made only with respect to pre-tax amounts held in an Employee Pre-Tax Contribution Account, after-tax amounts held in an Employee After-Tax Contribution Account, rollover contributions held in a Rollover Contribution Account, vested Employer Matching Contributions held in an Employer Matching Contribution Account and vested Employer Discretionary Contributions held in an Employer Discretionary Contribution Account; provided, however that amounts invested in the Flowserve Corporation Stock Fund are not eligible for Roth In-Plan Conversion.

(c) Implementation. A Roth In-Plan Conversion may be made through a direct rollover, as described in section 8.10, to the individual’s Roth In-Plan Conversion Account, or with respect to otherwise distributable amounts only, by a distribution of funds to the individual who then rolls over all or a portion of the funds into his or her Roth In-Plan Conversion Account.

(d) Tax Treatment. In general, an amount subject to a Roth In-Plan Conversion is treated as includable in income in the year of conversion for the individual who elects the Roth In-Plan Conversion, but only to the extent the amount would have been includable in income if the amount had been rolled over into a Roth IRA (i.e., the fair market value of the amount subject to the conversion reduced by the electing individual’s basis in that amount).

(e) Manner of Electing a Roth In-Plan Conversion. An individual electing a Roth In-Plan Conversion shall designate, in the time and manner prescribed by the Plan Administrator, the portion of his or her Employee Pre-Tax Contribution Account, Employee After-Tax Contribution Account, Rollover Contribution Account, vested Employer Matching Contribution Account and/or Employer Discretionary Contribution Account to which the Roth In-Plan Conversion is to apply and shall provide all other information reasonably requested by the Plan Administrator to complete the transfer. The Plan Administrator shall establish rules regarding the eligibility of a Participant to elect a Roth In-Plan Conversion in accordance with the requirements of Code section 402A.

(f) Distributions. Amounts held in the Roth In-Plan Conversion Account (including any earnings thereon) shall remain subject to any distribution restrictions that were applicable to the amount before the Roth In-Plan Conversion.

ARTICLE 9 - WITHDRAWALS

9.1 Withdrawals of Employee After-Tax Contributions. A Participant shall be permitted to withdraw at any time all or any portion of the total amount credited to the Participant’s Employee After-Tax Contribution Account. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times that any Participant may make withdrawals under this Article 9.1 during any Plan Year and the minimum amount that a Participant may withdraw on any single occasion. No forfeitures or penalties shall apply under the Plan solely as a result of a Participant’s withdrawals of Employee After-Tax Contributions.

9.2 Withdrawals of Rollover Contributions. A Participant shall be permitted to withdraw at any time all or any portion of the total amount credited to the Participant’s Rollover Contribution Account. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times that any Participant may make withdrawals under this Article 9.2 during any Plan Year and the minimum amount that a Participant may withdraw on any single occasion. No forfeitures or penalties shall apply under the Plan as a result of a Participant’s withdrawal of Rollover Contributions.

9.3 Withdrawals on or after Age 59½. A Participant who has attained age 59½ entitled to withdraw all or any portion of the total vested amount (as determined under Article 7) credited to the Participant’s separate accounts under the Plan. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times that a Participant may make withdrawals under this Article 9.3 during any Plan Year and the minimum amount that a Participant may withdraw on any single occasion.

9.4 Hardship Withdrawals.

(a) Immediate and Heavy Financial Need. A Participant shall be permitted to make a hardship withdrawal from the Plan if the Participant certifies that he or she has incurred an immediate and heavy financial need for funds. For these purposes, an immediate and heavy financial need shall include a need on account of:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to limitations in section 213(a) (relating to the applicable percentage of adjusted gross income and the recipients of the medical care)) provided that, if the recipient of the medical care is not listed in section 213(a), the recipient is a primary beneficiary under the Plan;

(2) Costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Participant;

(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B)), or for a primary beneficiary under the Plan;

(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or the foreclosure on the mortgage of that residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)) or for a deceased primary beneficiary under the Plan;

(6) Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to section 165(h)(5) and whether the loss exceeds 10% of gross income); or

(7) Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(b) Necessary to Satisfy Financial Need. The amount of any hardship withdrawal by a Participant under subsection (a) above shall not exceed the amount which is necessary to satisfy the Participant’s immediate and heavy financial need and which is not reasonably available from other resources of the Participant. For these purposes, a hardship withdrawal will be treated as necessary to satisfy an immediate and heavy financial need under subsection (a) above if:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, but this amount may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

(2) The Participant has obtained all other currently available in- service withdrawals and distributions, other than hardship distributions, under the Plan and all other deferred compensation plans maintained by the Company and Affiliates. The Plan Administrator may, without further investigation, accept the written statement of the Participant as to the amount necessary to meet the immediate and heavy financial need of the Participant and as to the lack of other cash or other liquid assets available to meet this need unless the Committee has reason to believe that the statement is in error.

(c) Limitations on Hardship Withdrawals. Any hardship withdrawal by a Participant under subsection (a) above shall be made from the Participant’s Employee Pre-Tax Contributions or Employee Roth Contributions to the Plan, including any earnings attributable thereto.

(d) Prior Withdrawal of Employee After-Tax and Rollover Contributions Required. A Participant shall not be permitted to make a hardship withdrawal under subsection (a) above unless the Participant has already withdrawn, in accordance with Articles 9.1 and 9.2, all available amounts credited to the Participant’s Employee After-Tax Contribution Account and Rollover Contribution Account.

9.5 Manner of Making Withdrawals. Any withdrawal by a Participant under the Plan shall be made only after the Participant files a written request in the manner prescribed by the Plan Administrator specifying the nature of the withdrawal (and the reasons therefor, if a hardship withdrawal), the amount of funds requested to be withdrawn, and the separate accounts from which withdrawals should be made. Upon receipt of the withdrawal request and approval of the Plan Administrator, if required, the Trustee shall make the withdrawal from the Participant’s separate accounts under the Plan in a lump-sum payment to the Participant. If the Participant does not specify the separate accounts from which withdrawals should be made, the withdrawal shall be made, pro rata, from the separate accounts of the Participant. The amount of any withdrawal shall be determined by the value of the amounts credited to the Participant’s separate accounts under the Plan as soon as practicable on or after the Valuation Date on which the Trustee receives instructions in good order from the Plan Administrator to make the withdrawal payment.

9.6 In-Service Withdrawals under Merged Plans and Springboro Plan. Notwithstanding any other provision herein, the following in-service withdrawals are permitted for Participants to the extent such withdrawals were available immediately prior to the Effective Date of this Plan:

(1) in-service withdrawal of the vested employer matching account in accordance with Section 7.2(c) of the Savings and Thrift Plan;

(2) in-service withdrawal of the vested employer matching account in accordance with Section 12.1(d) of the Foundry Plan;

(3) in-service withdrawal by Employees of The Duriron Company, Inc. (now Flowserve Corporation) of the vested employer matching account in accordance with Section 12.1 of the Valtek Plan;.

(4) in-service withdrawal by Employees of Valtek, Incorporated of the deductible employee contribution account (amounts contributed by the employee on a tax-deductible basis before 1987) in accordance with Section 12.2 of the Valtek Plan;

(5) in-service withdrawals of the employer contributions attributable to periods prior to January 1, 1992, and “Matching Contributions” (as such term was defined under the Borg-Warner Investment Plan on May 20, 1987) in accordance with Section 7.1(a) of the CAP Plan;

(6) in-service withdrawals of vested employer matching account in accordance with Item W of the Springboro Plan; and

(7) in-service withdrawals of amounts in the Ingersoll-Rand Company Transfer Amount Account and the Non-Dresser Industries or Ingersoll-Rand Company Transfer Account in accordance with Section 8.1(a) of the Ingersoll-Dresser Pump Company Savings and Investment Plan.

9.7 In-Service Withdrawals from the C. C. Hall Plan. Between June 20, 2006 and November 5, 2008, a Participant shall be permitted to withdraw all or any portion of his account attributable to the profit sharing contribution account under the C.C. Hall Plan which was merged into this Plan, provided that such amounts have been held in the Plan for at least two years.

9.8 Active Duty Distribution. During any period that a Participant is performing service in the uniformed services (as defined in chapter 43 of title 38 of the Code) while on active duty for a period of more than 30 days, such Participant shall be entitled to elect to receive a distribution of all or a part of the portion of his account attributable to Employee Pre-Tax Contributions and Employee Roth Contributions. If a participant elects to receive a distribution pursuant to this Section 9.8, he shall not be permitted to make any Employee Pre-Tax Contributions or Employee Roth Contributions pursuant to Section 4.1 during the six month period beginning on the date of such distribution.

9.9 Coronavirus-Related Distributions. Notwithstanding anything herein to the contrary, subject to the following provisions of this Section 9.9 and in accordance with the rules and procedures approved or adopted by the Plan Administrator, a Participant may elect to withdraw on or after March 27, 2020 and before December 31, 2020 up to one hundred thousand dollars ($100,000) of his or her vested Account (such $100,000 limit applied on a combined basis with any other coronavirus-related distribution taken by such Participant from any other qualified plan maintained by the Company or any Affiliate) if the

Participant is an Eligible Individual as defined in Section 10.4(d)(2). Any Participant who receives a coronavirus-related distribution under this Section 9.9 may, at any time during the three-year period beginning on the day after the date on which such distribution was received, make one or more repayments to this Plan in an aggregate amount not to exceed the amount of such distribution under procedures established by the Plan Administrator.

ARTICLE 10 - LOANS

10.1 Amount of Loan. The Plan Administrator may direct the Trustee to make a loan to a Participant from the vested amounts (as determined under Article 7) credited to the Participant’s separate accounts under the Plan. The total amount of any such loan, when added to the outstanding balance of all other loans to the Participant from the Plan, shall not exceed the lesser of:

(a) 50 percent of the total vested accrued benefits of the Participant under the Plan as of the date of the Loan; or

(b) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of all loans to the Participant from the Plan on the date on which the loan was made.

For purposes of the above limitation, all loans to the Participant from all qualified plans maintained by the Employer and other members of a group of employers described in Sections 414(b), 414(c) or 414(m) of the Code which includes the Employer shall be aggregated.

10.2 Security for Loan. Any loan to a Participant under the Plan shall be adequately secured within the meaning of Section 4975(d) of the Code. Such security shall include the pledge of all the Participant’s right, title and interest in the Plan, which pledge shall be evidenced by the execution of a legally binding promissory note by the Participant. The Participant shall further authorize the Employer to deduct specified amounts from the wages or salary thereafter payable to the Participant by the Employer and to transmit such amounts to the Trustee as the periodic repayments of the Participant’s loan.

10.3 Interest Rate Charged and Loan Fees. Any loan to a Participant under the Plan shall bear a reasonable rate of interest which is commensurate with the prevailing interest rate charged by professional lenders for similarly secured personal loans, as determined by the Plan Administrator. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates reflects prevailing interest rates. The Plan Administrator may charge a Participant, or deduct from the amount of a loan otherwise payable to Participant, reasonable loan origination fees and annual loan administration fees.

10.4 Repayment of Loans.

(a) Any loan to a Participant under the Plan shall by its terms be required to be repaid within five years of the date on which the loan is made, with the exception that a loan which is used to acquire a dwelling unit which within a reasonable period of time (determined at the time the loan is made) will be used as the principal residence of the Participant may be repaid over a term in excess of five years, but not in excess of fifteen. Repayments on any loan shall be made in regular periodic installments on a schedule prescribed by the Plan Administrator with payments not less frequently than quarterly (except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year), and shall be applied on a substantially level amortization basis to reduce the principal as well as the accrued interest of the loan.

(b) The Plan Administrator shall have the sole responsibility for assuring that a Participant timely makes all loan repayments and notifying the Trustee in the event of any default by a Participant on a loan repayment. Loan repayments shall be paid to the Trustee and shall be accompanied by instructions from the Plan Administrator which identify each Participant on whose behalf a loan repayment is being made and the amount thereof.

(c) Beginning on or after May 1, 2020, Participants who have terminated employment may elect to continue making loan repayments to the Plan. Any loan repayment elected by a Participant whose employment has been terminated shall make such repayments in accordance with procedures adopted by the Plan Administrator.

(d) A Participant who is an eligible individual (as defined below) may elect to delay any loan repayment due during the period beginning on or after March 27, 2020 and ending December 31, 2020, to no later than December 31, 2020, at which time (i) such Participant may elect to recommence making loan repayments (as permitted in paragraph (c) above), or (ii) in the event a Participant does not recommence making repayments, such loan will be considered to be in default.

(1) Election to Delay Loan Repayments. Notwithstanding paragraph (a) of this Article 10.4 regarding the term of a loan, the outstanding balance of any loan of a Participant who has made an election to delay repayments shall be re-amortized in a manner and calculated to take into account the period of delay.

(2) An “Eligible Individual” is a person (i) who is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention, (ii) whose spouse or dependent (as defined in section 152 of the Internal Revenue Code of 1986) is diagnosed with such virus or disease by such a test, (iii) who experiences adverse financial consequences as a result of (A) being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, (B) being unable to work due to lack of child care due to such virus or disease, (C) closing or reducing hours of a business owned or operated by the individual due to such virus or disease, (D) having a reduction in pay (or self-employment income) due to such virus or disease or having a job offer rescinded or start date for a job delayed due to such virus or disease, (E) the Participant’s spouse or a member of the Participant’s household being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, having a reduction in pay (or self- employment income) due to such virus or disease, or having a job offer rescinded or start date for a job delayed due to such virus or disease, or (F) closing or reducing hours of a business owned or operated by the Participant’s spouse or a member of the Participant’s household due to such virus or disease, or (iv) such other factors as determined by the Secretary of the Treasury (or the Secretary’s delegate). For purposes of applying this Section 10.4(d)(2), a member of the Participant’s household is someone who shares the Participant’s principal residence.

(3) Certification. The Participant must provide a certification to the Plan Administrator that one or more of the conditions (described in (2) above) are satisfied. The Plan Administrator may rely on a Participant’s certification.

10.5 Default on Loan. Subject to Article 10.4, in the event of a default by a Participant on any loan repayment, all remaining payments on the loan shall be immediately due and payable; provided, however, that a Participant who elects to delay loan repayments as permitted under paragraph (c) of Article 10.4 will not be considered to be in default during the period of delay. The Plan Administrator shall take any and all actions necessary and appropriate to enforce collection of the unpaid loan, although foreclosure on the Participant’s promissory note and attachment of the Plan’s security shall not occur until a distributable event occurs under the Plan.

10.6 Setoff of Loan upon Distributions. Prior to making any distribution of benefits from a Participant’s separate accounts under Article 8 upon the Participant’s separation from service or death, the Plan Administrator shall direct the Trustee to deduct the total amount of any outstanding Plan loans to the Participant from the Participant’s separate accounts under the Plan, in order to satisfy the amounts due on the Participant’s loans.

10.7 Manner of Making Loans. A request by a Participant for a loan shall be made in accordance with loan application procedures and limitations established by the Plan Administrator. Such procedures may be revised from time to time by the Plan Administrator without an amendment to the Plan, to the extent such procedures do not conflict with any provision of the Plan. The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and reasonably equivalent basis as to all Participants. Loans shall not be made available to Participants who are highly compensated employees (within the meaning of Section 414(q) of the Code) in an amount greater than the amount made available to other employees.

10.8 Accounting for Loans. A loan to a Participant from the Plan shall be considered an investment of the separate accounts of the Participant from which the loan is made, and all loan repayments by the Participant shall be credited to such separate accounts and reinvested in the investments authorized under the Trust Agreement in accordance with the investment provisions of Article 6.4.

ARTICLE 11 - LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

11.1 Definitions. For purposes of this Article 11 only, the following terms shall be defined as follows:

(a) Annual Additions. The sum of the following amounts that are allocated to a Participant’s separate accounts under the Plan for any Limitation Year:

(1) Employer contributions including Employee Pre-Tax Contributions, Employee Roth Contributions, Employer Matching Contributions, Employer Discretionary Contributions and Employer Nonelective Contributions (regardless of whether any amounts attributed to such contributions are distributed to the Participant, recharacterized or forfeited as Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions);

(2) Employee After-Tax Contributions;

(3) Forfeitures;

(4) any amounts allocated to an individual medical account (as defined in Section 415(1)(2) of the Code) which is part of a pension or annuity plan maintained by the Employer shall be treated as Annual Additions; and

(5) any amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer.

For purposes of this definition, any Excess Amount, plus any investment gains or other income or less any investment losses attributable thereto, that is applied under Articles 11.2(c) or 11.3(e) to reduce the Employer contributions on behalf of a Participant for a Limitation Year shall be considered Annual Additions for such Limitation Year.

Notwithstanding the foregoing, for Limitation Years (as defined in Section 11.1(i) of the Plan) beginning on and after July 1, 2007, restorative payments allocated to a Participant’s account, which include payments to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary of the Plan for which there is a reasonable risk of liability under Title I of ERISA or under any other applicable federal or state law, where similarly situated Participants are treated similarly do not give rise to an “Annual Addition.”

(b) Compensation. For Limitation Years (as defined in Section 11.1(i) of the Plan) beginning on and after July 1, 2007, a Participant’s Compensation paid during the Limitation Year, provided, however, that Compensation shall not include the following:

(1) Contributions to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 of the Code to the Plan, the contributions are not included in the gross income of the Employee for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent the contributions are deductible by the Employee, and any distributions from a plan of deferred compensation other than an unfunded nonqualified plan of deferred compensation;

(2) Amounts realized from the exercise of a nonqualified stock option, or amounts realized under Section 83 of the Code with respect to restricted property held by an Employee that becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option within the meaning of Section 422A of the Code;

(4) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract covered by Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

Compensation is treated as paid on a date if it is actually paid on that date or if it would have been paid but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b).

(c) Defined Benefit Plan Fraction. A fraction, the numerator of which is the sum of a Participant’s Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the Participant’s Highest Average. Compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction shall not be less than 125 percent of the sum of the annual benefits under all such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence shall apply only if the Employer’s defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(d) Defined Contribution Dollar Limitation. For Limitation Years (as defined in Section 11.1(i) of the Plan) beginning on and after July 1, 2007, $40,000, as such amount is adjusted as provided in Code Section 415(d).

(e) Defined Contribution Plan Fraction. A fraction, the numerator of which is the sum of the Annual Additions credited to a Participant’s accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including any

Annual Additions attributable to nondeductible employee contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and any Annual Additions attributable to any welfare benefit funds and individual medical accounts maintained by the Employer) and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount for any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant’s Compensation for such year.

Notwithstanding the above, if the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction shall be adjusted if the sum of such fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under this adjustment, an amount equal to the product of (i) the excess of the sum of the Defined Benefit and Defined Contribution Plan Fractions over 1.0 times (ii) the denominator of the Defined Contribution Plan Fraction shall be permanently subtracted from the numerator of the Defined Contribution Plan Fraction. This adjustment shall be calculated using the Defined Benefit and Defined Contribution Plan Fractions as they would have been calculated as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning or after January 1, 1987. The Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

(f) Employer. For purposes of this Article 11, the Employer shall mean the Employer and all Affiliates.

(g) Excess Amount. The excess of a Participant’s Annual Additions for a Limitation Year over the Maximum Permissible Amount for the Limitation Year.

(h) Highest Average Compensation. A Participant’s average annual Compensation for the three consecutive Years of Service (as defined in Article 7.3) that produces the highest average annual compensation.

(i) Limitation Year. The Plan Year.

(j) Maximum Permissible Amount. The maximum amount of Annual

Additions that may be contributed or allocated to any Participant’s accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(1) the Defined Contribution Dollar Limitation, or

(2) 100 percent of the Participant’s Compensation for the Limitation Year.

The Compensation limitation referred to in (ii) above shall not apply to any contribution for medical benefits (within the meaning of Sections 401(h) or 419(A)(f)(2) of the Code) which is otherwise treated as Annual Additions under Sections 415(1)(2) or 419A(d)(2) of the Code.

(k) Projected Annual Benefit. The annual retirement benefit (adjusted to an actuarially-equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which a Participant would be entitled under the terms of the plan assuming:

(1) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

(2) the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

Effective for Limitation Years beginning on or after December 31, 2001, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (ii) 100 percent of the Participant’s Section 415 Compensation for the Limitation Year; provided, however, that the limit in clause (i) shall be prorated for any short Limitation Year. Also, the compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition.

11.2 Employer Who Maintains Other Qualified Defined Contribution Plan.

(a) If a Participant is covered under any other qualified defined contribution plan (whether or not terminated), the Annual Additions which may be credited to the Participant’s separate accounts under this Plan for any Limitation Year shall be limited in accordance with this Article 11.2. The Annual Additions which may be credited to the Participant’s separate accounts under this Plan for any such

Limitation Year shall not exceed the Maximum Permissible Amount reduced by the total Annual Additions credited to the Participant’s accounts under all such other defined contribution plans for the Limitation Year. If the Annual Additions with respect to the Participant under all other defined contributions plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contributions that would otherwise be contributed or allocated to the Participant’s separate accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated under this Plan shall be reduced so that the Annual Additions under all such other defined contribution plans in the aggregate are equal to or greater than the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans in the aggregate are equal to or greater than the Maximum Permissible Amount, then no amount shall be contributed or allocated to the Participant’s separate accounts under this Plan for the Limitation Year.

(b) Prior to determining a Participant’s actual Compensation for any Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participant’s similarly situated. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(c) If, pursuant to Article 11.6(b) or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other defined contribution plans maintained by the Employer would result in an Excess Amount for a Limitation Year, then the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit and/or individual medical account shall be deemed to have been allocated first, regardless of actual allocation dates.

(d) If an Excess Amount was allocated to a Participant’s account under this Plan on an allocation date which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan shall be the product of:

(1) the total Excess Amount allocated as of such date, times

(2) the ratio of (1) the Annual Additions allocated to the Participant’s separate accounts under this Plan for the Limitation Year as of such date to (2) the total Annual Additions allocated to the Participant’s accounts for the Limitation Year as of such date under this Plan and all other qualified defined contribution plans maintained by the Employer.

(e) Any Excess Amount attributable to this Plan shall be disposed of as follows:

(1) any Employee After-Tax Contributions, Employee Pre-Tax Contributions or Employee Roth Contributions by the Participant, to the extent they would reduce the Excess Amount, shall be returned to the Participant;

(2) if, after the application of subparagraph (i) above, an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, then such Excess Amount, plus any investment gains or other income or less any investment losses attributable thereto, shall be used to reduce the Employer contributions on behalf of the Participant for the next Limitation Year and each succeeding Limitation Year, if necessary;

(3) if, after the application of subparagraph (i) above, an Excess Amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, then such Excess Amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions to the Plan for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary; and

(4) if a suspense account is in existence at any time during a Limitation Year pursuant to this Article 11.2, such account shall participate in the allocation of the Trust’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ accounts before any Employer contributions may be made to the Plan for that Limitation Year. Except as otherwise provided in (i) above, Excess Amounts may not be distributed to Participants or former Participants.

(f) Notwithstanding anything to the contrary, in correcting Excess Amounts in a Limitation Year beginning on or after July 1, 2007, the Employer may use any appropriate correction under the Employee Plans Compliance Resolution System, or any successor thereto.

11.3 Employer Who Maintains Other Qualified Defined Benefit Plan. For Limitation Years beginning before 2000, if the Employer maintains, or has at any time maintained, a qualified defined benefit plan (whether or not terminated) covering any Participant in this Plan, then the sum of the Participant’s Deferred Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year. The Employer will satisfy this 1.0 limitation by disposing of the excess under the Plan and any other defined contribution plan maintained by the Employer in the order and manner specified in Article 11.2(e).

ARTICLE 12 - TOP-HEAVY PROVISIONS

12.1 Application. The provisions of this Article 12 shall become effective in any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

12.2 Definitions. For purposes of this Article 12, the following terms shall be defined as follows:

(a) Key Employee. An Employee or former Employee (including any deceased Employee) who at any time during the Plan year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b) Top-Heavy Plan. The Plan is a Top-Heavy Plan if any of the following conditions exist:

(1) Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

(2) the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent; or

(3) the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for both Groups exceeds 60 percent.

(c) Top-Heavy Ratio.

(1) If the Employer maintains one or more defined contribution plans and the Employer maintains one or more defined benefit plans which, during the five-year period ending on the Determination Date, have accrued any benefits for any Participant in this Plan, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group is a fraction, the numerator of which is the sum of the account balances under the defined contribution plans for all Key Employees determined in accordance with (i) above and the Present Value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by the Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(c) of the Code. Both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date and any contribution due, but unpaid as of the Determination Date; and

(2) For purposes of (i) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with the Employer at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a participant other than a Key Employee shall be determined under: (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

Effective for Plan Years after December 31, 2001, the present value of accrued benefits and the value of an Employee’s Account as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(d) Permissive Aggregation Group. The Required Aggregation Group plus any other qualified plans of the Employer or an Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e) Required Aggregation Group.

(1) Each qualified plan of the Employer or an Affiliated Employer in which at least one Key Employee participates or has participated at any time during the determination period (regardless of whether the plan has terminated); and

(2) any other qualified plan of the Employer or an Affiliated Employer which enables a plan described in (i) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(f) Determination Date. For any Plan Year of the Plan subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the
Plan, the last day of that Plan Year.

(g) Valuation Date. The Determination Date as of which account balances or accrued benefits shall be Valued for purposes of calculating the Top-Heavy Ratio.

12.3 Minimum Allocation.

(a) Except as otherwise provided in (c) and (d) below, the Employer contributions on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant’s Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of a Key Employee’s Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation under this Article 12.3 shall be determined without regard to any Social Security contribution, and shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year, because: (1) the Participant failed to complete one year of Service; (2) the Participant failed to make mandatory employee contributions to the Plan; or (3) the Participant’s Compensation was less than a stated amount. Employee Pre-Tax Contributions, Employee Roth Contributions and Employer Matching Contributions to the Plan shall not be taken into account for purposes of satisfying the minimum allocation required under this Article 12.3.

(b) For purposes of computing the minimum allocation required under (a) above, Compensation shall mean Compensation as defined in Article 2.5.

(c) The provisions of (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provisions of (a) above shall not apply to any Participant to the extent the Participant is covered under any other qualified plan or plans of the Employer and the minimum benefit requirements of Section 416(c) of the Code shall be satisfied through one or more other qualified plans maintained by the Employer.

(e) The minimum allocation required under (a) above (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

12.4 Adjustment of Fractions. If the Company maintains both a defined contribution plan and a defined benefit plan with a Participant who participates, or could participate in both plans, for purposes of computing the defined contribution fraction and defined benefit fraction described in Section 11.1, the dollar limitation of Section 415(b)(1)(A) and Section 415(c)(1)(A) of the Code shall be multiplied by 1.0 in lieu of 1.25.

ARTICLE 13 - ADMINISTRATION

13.1 Powers and Responsibilities of the Plan Administrator.

(a) Powers and Responsibilities of the Plan Administrator. The Plan Administrator shall have all the powers necessary to carry out its purpose and discharge its responsibilities. In general, and except to the extent that the Company’s Board of Directors or the OCC shall otherwise provide, the Plan Administrator shall control and manage the operation and administration of the Plan and to carry out the administrative responsibilities of the Company. In addition to any implied powers and duties that may be necessary or appropriate to the conduct of its affairs, and without limitation by reason of enumeration, the Plan Administrator shall have the power, the duty, and the complete and exclusive discretion:

(1) To construe and interpret the terms of each of the plan documents;

(2) To direct how the terms of each of the Plan will be communicated to Participants and their dependents, including establishing guidelines on the method and frequency of communications;

(3) To decide all questions relating to an individual’s eligibility to participate in the Plan;

(4) To designate those entities whose employees may participate in any of the Plan or that will be treated as members of the same affiliated group of corporations, where appropriate;

(5) To appoint individuals to handle the processing of claims for benefits under the Plan, and, in the case of a contested denial of a benefit claim, adjudicate the appeal of the denied benefit claim in accordance with Article 13.5, applicable law, and any rules and procedures adopted by the Plan Administrator with respect to the review of claims under the Plan;

(6) To determine the amount, form and timing of any distribution of benefits or withdrawal under the Plan;

(7) To approve and enforce the repayment of any loan to a Participant under the Plan; and

(8) To engage and remove such consultants, accountants, actuaries, and attorneys as the Plan Administrator deems necessary, appropriate or desirable in connection with the administration of the Plan.

Any power or duty referenced above may be delegated by the Plan Administrator to the Company’s Vice President of Compensation and Benefits and his or her staff. In the event of such delegation, the Vice President of Compensation and Benefits and/or his or her staff members, in undertaking the power or duty so delegated, shall act as an agent of the Plan Administrator and not in his or her capacity as an individual. Any construction, interpretation, or application of the Plan by the Plan Administrator, or its delegates, shall be taken pursuant to uniform standards consistently applied to all persons similarly situated.

(b) Furnishing Recordkeeper with Information. The Plan Administrator shall be responsible for furnishing the Recordkeeper with sufficient information to enable the Recordkeeper to establish and maintain separate accounts on behalf of Participants in accordance with Article 6, including information with respect to the allocation of Plan contributions to Participants, disposition of Plan Forfeitures, payment of Plan distributions and withdrawals, and accounting for Plan loans and loan repayments.

(c) Rules and Decisions. The Plan Administrator may adopt such rules as the Plan Administrator deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, legal counsel of the Employer, the Recordkeeper, or the Trustee.

(d) Application and Forms for Benefits. The Plan Administrator may require a Participant, former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished, including the Participant’s, former Participant’s or Beneficiary’s current mailing address.

(e) Facility of Payment. Whenever, in the Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable.

(f) Lost or Missing Participants. In the event a Participant or Beneficiary cannot be located by the Plan Administrator, or its designee, after reasonable efforts to locate such Participant or Beneficiary, as established by the Recordkeeper and agreed to by the Plan Administrator, have been undertaken, any benefits payable to such Participant or Beneficiary shall be allocated to the forfeiture account established under the Plan. Such benefits shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefits. In the event that forfeitures in the Plan are insufficient to pay such a claim, an additional payment to the Plan will be made by the Employer.

(g) Plan Compliance Resolution. The Plan Administrator may take voluntary corrective action required to “self-correct” failures to follow the Plan in accordance with the Employee Plans Compliance Resolution System to preserve the Plan’s tax qualified status.

(h) Recovery of Erroneous Benefit Payments. In the event any Participant or Beneficiary shall have received any benefit payments or distributions which are more than such Participant or Beneficiary was entitled to receive, or are paid earlier than the date otherwise payable to such Participant or Beneficiary under the terms of the Plan or any predecessor to the Plan (an “Excess Benefit”), the Plan Administrator shall be entitled to recover such Excess Benefit plus interest from such Participant or any Beneficiary. Recovery shall occur in any manner as determined by the Plan Administrator, in its sole discretion, which is consistent with the principles set forth in Section 6.06(4) of Internal Revenue Service Revenue Procedure 2013-12, or any successor provision thereto addressing recovery of erroneous payments.

13.2 Allocation of Duties and Responsibilities. The Plan Administrator may, by written instrument, designate other persons to carry out any of the Plan Administrator’s duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument.

13.3 Expenses. The Employer shall pay all expenses authorized and incurred in the administration of the Plan except to the extent such expenses are paid from the Trust. Notwithstanding anything herein to the contrary, amounts held in the ERISA Account may, at the sole discretion of the Plan Administrator, be used to pay any reasonable and proper expenses incurred in the administration of the Plan.

13.4 Liabilities. The Plan Administrator and each person to whom duties and responsibilities have been allocated pursuant to Article 13.2 may be indemnified and held harmless by the Employer to an extent determined by the Board of Directors with respect to any alleged breach of responsibilities performed or to be performed hereunder.

13.5 Claims Denial and Appeal Procedure. In accordance with ERISA and regulations there under, notice in writing shall be provided to any person whose claim for benefits under the Plan has been denied as follows:

(a) Written notification of denial will be provided to the Participant or Beneficiary (“claimant”) within 90 days from the date the claim is filed. An extension of up to 90 days is permitted if necessary due to matters beyond the Plan’s control provided the claimant is notified, prior to expiration of the initial 90- day period, of the circumstances requiring the extension of time and the date by which the claimant should expect a decision. If the reason for taking the extension is the failure of the claimant to submit information necessary to decide a claim, the time period for making a benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information, without regard to whether the claimant’s response supplies all of the information necessary to decide the claim.

(b) The written notification shall include the reasons for the denial based on specific Plan provisions, additional information required to perfect the claim, if possible, for an appeal, and an explanation of the claim appeal procedure. The notification shall also include: (i) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal; (ii) notice of the claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (iii) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the determination, either the specific rule, guideline, protocol or other similar criterion or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy will be provided free of charge to the claimant upon request.

(c) Within 60 days of receipt of the denial, if the claimant disagrees with such denial, the claimant must submit a written request for appeal of the denied claim to the Plan Administrator. The written appeal must be accompanied by any additional documents or records which support the claim.

(d) On appeal, the review shall not afford deference to the initial adverse benefit determination and shall be conducted by the Plan Administrator (which is neither the individual who made the adverse benefit determination that is the subject of appeal nor the subordinate of such individual).

(e) The Plan Administrator will provide the claimant, within 60 days after receipt of the appeal, a written response to the appeal. The Plan Administrator may take an additional 60 days to decide the appeal if circumstances so warrant. If the reason for taking the extension is the failure of the claimant to submit information necessary to decide a claim, the time period for making a benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information, without regard to whether the claimant’s response supplies all of the information necessary to decide the claim.

(f) The written notification shall include the reasons for the Plan Administrator’s decision, based on specific Plan provisions. The notification shall also include: (i) a statement of the claimant’s right to bring civil action under Section 502(a) of ERISA; (ii) notice of the claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; (iii) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making an adverse determination, either the specific rule, guideline, protocol or other similar criterion or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy will be provided free of charge to the claimant upon request; and (iv) a statement regarding possible voluntary alternative dispute resolution options, such as mediation.

13.6 Limitations on Actions and Venue. A person who has a claim for Plan benefits as described in Section 13.5 must file any complaint in the Federal District Court for the Northern District of Texas, Dallas division, to dispute the Plan’s determination with respect to such claim within three (3) years from the date of the occurrence of the event giving rise to such claim, or if later, within one (1) year from the date of the final claim denial. By participating in the Plan, a Participant consents that venue as described herein is proper and convenient, as venue is established where the Plan is administered.

ARTICLE 14 - AMENDMENT, TERMINATION AND MERGER

14.1 Amendment of Plan.

(a) Amendment. The Company Organization and Compensation Committee (“OCC”) may at any time or times amend or modify any provision of the Plan to any extent and in any manner that it may deem advisable. If the OCC so desires, it may delegate this authority to the Pension and Investment Committee, the appropriate Company officer, or one of their delegates.

(b) Limitations on Amendment.

(1) No amendment shall be effective to cause or permit any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or so as to cause or permit any part of the assets of the Plan to revert to or become the property of the Employer; and

(2) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. For purposes of this Article 14.1(b)(ii), a Plan amendment which has the effect of decreasing a Participant’s account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the vested percentage (determined as of such date) of such Employee in his or her Employer Matching Contribution Account and his or her Employer Discretionary Contribution Account will not be less than the percentage computed under the Plan without regard to such amendment.

14.2 Termination of Plan; Suspension of Contributions.

(a) Plan Termination. The Employer, by duly adopted resolution, may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall automatically terminate unless it is continued by a successor employer in accordance with Article 14.3. Upon the termination or partial termination of the Plan, the separate accounts of all Participants affected thereby shall immediately become fully vested and nonforfeitable.

(b) Suspension of Contributions. The Employer, by duly adopted resolution, may discontinue all further contributions to the Plan. Upon the complete suspension of contributions to the Plan by the Employer, the separate accounts of all Participants affected thereby shall immediately become fully vested and nonforfeitable. The Employer shall continue to maintain the Plan and Trust in accordance with the requirements of Sections 401(a) and 501(a) of the Code, and the Plan Administrator shall ensure that directions to the Trustee to distribute the separate accounts of Participants are as specifically provided in Article 8.

14.3 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer provision may be made by which the Plan and Trust shall be continued by the successor employer, in which case such successor employer shall be substituted for the Employer under the Plan. The substitution of the successor employer shall constitute an assumption of Plan liabilities by the successor employer, and the successor employer shall have all powers, duties and responsibilities of the Employer under the Plan.

14.4 Merger, Consolidation or Transfer. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan maintained or to be established for the benefit of all or some of the Participants in the Plan, unless each Participant would (if either this Plan or such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). Notwithstanding any Plan provision to the contrary, no assets of the Plan shall be transferred to any other plan or trust unless the Plan Administrator reasonably concludes, in accordance with the requirements of Treasury Regulation § 1.401(k)-1(d)(5), that such other plan or trust provides that the transferred assets may not be distributed before the occurrence of one or more of the events specified in Treasury Regulation § 1.401(k)-1(d).

14.5 Distribution upon Termination of Plan or Disposition of Assets or Subsidiary. If so directed by the Plan Administrator, the Trustee shall distribute to each Participant the amounts credited to the Participant’s separate accounts under the Plan in a lump sum payment (unless such amount is required to be paid in the form of a qualified joint and survivor annuity or except as otherwise required under Article 8.3(b)), all as determined by the Plan Administrator, if:

(a) the Plan is terminated under Article 14.2 without the establishment or maintenance by the Employer of another defined contribution plan;

(b) the Employer is a corporation and the Employer disposes of substantially all the assets (within the meaning of Section 409(d)(2) of the Code) used in its trade or business to an unrelated corporation, provided that the Participant continues employment with the corporation acquiring such assets and the Employer continues to maintain the Plan after the disposition; and

(c) the Employer is a corporation and the Employer disposes of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), provided that the Participant continues employment with such subsidiary and the Employer continues to maintain the Plan after the disposition.

ARTICLE 15 - MISCELLANEOUS

15.1 Exclusive Benefit of Participants and Beneficiaries.

(a) The corpus or income of the Trust shall not be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants and their Beneficiaries. The assets of the Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in subsection (b) below.

(b) Employer Contributions to the Plan may be returned to the Employer under the following conditions:

(1) if the Employer Contribution was made by mistake of fact, such contribution may be returned to the Employer within one year of the payment of such contribution;

(2) Employer Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it may be returned to the Employer within one year after the disallowance of the deduction; and

(3) Employer Contributions to the Plan are specifically conditioned on the initial qualification of the Plan under the Code. If the Plan is determined by the Internal Revenue Service to not be initially qualified, any Employer Contributions made incident to that initial qualification may be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

15.2 Leased Employees. For purposes of this Plan, any leased employee of the Employer shall be treated as an Employee of the Employer for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7) and (16) and 408(k), 410,415 and 416 but shall be otherwise ineligible for coverage and benefits under the Plan. Notwithstanding anything in this Plan to the contrary, an individual shall not be considered a leased employee during any Plan Year in which:

(1) the individual is covered by a money purchase pension plan providing (i) a non-integrated Employer Contribution of at least 10 percent of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code), (ii) immediate participation, and (iii) full and immediate vesting; and

(2) leased employees do not constitute more than 20 percent of the Employer’s non-highly compensated workforce.

For purposes of this Article 15.2, the term “leased employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and any related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided to the leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

15.3 Crediting Service with Predecessor Employer. If the Employer maintains this Plan as the plan of a predecessor employer, service with the predecessor employer shall be treated as service with the Employer under this Plan in accordance with Article 7.3.

15.4 Right to Trust Assets. No Employee, Participant, former Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as specifically provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

15.5 Nonalienation of Benefits. Except as provided under Article 10 with respect to Plan loans, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary; provided, however, that the Trustee, at the direction of the Plan Administrator, shall not be hereby precluded from complying with any qualified domestic relations order as defined in Section 414(p) of the Code or any domestic relations order entered before January 1, 1985. Any attempt by a Participant, former Participant or Beneficiary to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trustee shall not in any manner be liable for or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

15.6 Applicable Law. The Plan shall be construed and enforced in accordance with and by the laws of the State of Texas to the extent permitted by ERISA.

***

IN WITNESS WHEREOF, Flowserve Corporation has caused this amended and restated Plan to be executed by its duly authorized officer.

FLOWSERVE CORPORATION

By: /s/  Susan C. Hudson
Susan Hudson
Senior Vice President & Chief Legal Officer
15-Dec-2023
____________________________________
Dated

SUPPLEMENT- A

Optional Forms of Benefits Available Under Merged Plans

1. Joint and Survivor Annuity Requirement.

(a) General Rule. If a Participant does not elect one of the forms of distribution available to a Participant pursuant to Article 8.3, the amount which a Participant is entitled to receive from the Valtek Plan, to the extent attributable to employment at Valtek Incorporated, from the Automax Plan or from the Springboro Plan immediately prior to the Effective Date of the Plan, may be distributed in the form of a qualified joint and survivor annuity unless otherwise provided in Article 8.3(a).

(b) Definition of Qualified Joint and Survivor Annuity. For purposes of this Supplement, the term “qualified joint and survivor annuity” means, in the case of a married participant, an immediate annuity payable for the life of the Participant with a survivor annuity payable for the life of the Participant’s surviving spouse which is not less than 50 percent nor more than 100 percent of the annuity payable for the life of the Participant, as designated by the Participant during his or her lifetime; provided that if no such designation is made by the Participant, the percentage shall be 50 percent. In the case of an unmarried participant, the term “qualified joint and survivor annuity” means an annuity payable for the life of the Participant. The qualified joint and survivor annuity shall be purchased with or provided from the total amount available for distribution as a joint and survivor annuity under a Merged Plan from the Participant’s separate accounts under the Plan at the time of distribution.

(c) Explanation of Joint and Survivor Annuity. The Plan Administrator shall provide each Participant with a written explanation at least 30 days, but no more than 90 days, prior to the Participant’s annuity starting date setting forth: (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Participant’s right to make, and the effect of, an election to waive the qualified joint and survivor annuity form of distribution; (iii) the rights of the Participant’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity method of distribution.

2. Waiver of Qualified Joint or Survivor Annuity.

(a) General Rule. A Participant may elect at any time during the applicable election period to waive the qualified joint and survivor annuity form of distribution, if eligible, to elect one of the optional forms of annuity distribution in Paragraph 5. A Participant may revoke any such election at any time during the applicable election period. Upon the death of the Participant, a Beneficiary, if eligible, may elect one of the optional forms of annuity distribution in Paragraph 5.

(b) Spousal Consent Required. Any election by a Participant to waive the qualified joint and survivor annuity form of distribution under (a) above for one of the optional forms of annuity distribution in Paragraph 5 shall not be effective unless:

(i) the Participant’s spouse consents in writing to the Participant’s election;

(ii) the Participant’s election designates the specific non-spouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) to receive the Participant’s benefits under the Plan upon the Participant’s death, which Beneficiary designation shall not be thereafter changed by the Participant without further spousal consent (unless the spouse expressly permits subsequent Beneficiary designations by the Participant without further spousal consent.);

(iii) the spouse’s consent acknowledges the effect of the Participant’s election; and

(iv) the spouse’s consent is witnessed by a Plan representative or a notary public.

In addition, in the case of a waiver of the qualified joint and survivor annuity, the Participant’s election shall specify the optional form of annuity distribution elected by the Participant under Paragraph 6 which may not be thereafter changed without further spousal consent (unless the spouse expressly permits subsequent changes by the Participant without further spousal consent.) Notwithstanding the preceding, if the Participant establishes to the satisfaction of the Plan Administrator that there is no spouse or the spouse cannot be located, the Participant’s election to waive the qualified joint and survivor annuity form of distribution shall be deemed a qualified election for which no spousal consent is required.

Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent which permits subsequent changes by the Participant to the Beneficiary designation or optional form of distribution without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary or optional form of distribution, and that the spouse voluntarily elects to relinquish such right. A Participant may revoke any prior waiver of the qualified joint and survivor annuity or qualified preretirement survivor annuity at any time prior to the commencement of benefits without the consent of his or her spouse, and the number of such revocations shall not be limited. Any new waiver of the qualified joint and survivor annuity or qualified preretirement survivor annuity, or any change to an existing Beneficiary designation by a Participant which was in effect at the time of a waiver of the qualified joint and survivor annuity or qualified preretirement survivor annuity, shall require a new spousal consent. No consent obtained shall be valid unless the Participant has received the appropriate notice and written explanation.

(c) Applicable Election Period Defined. The term “applicable election period” means in the case of an election to waive the qualified joint and survivor annuity form of distribution, the 90-day period ending on the Participant’s annuity starting date.

3. United Centrifugal Pumps Tax Savings Plan. Rights to receive benefits under Sections 7.02(e) and/or 7.02(f) of the United Centrifugal Pump Tax Savings Plan (“UCP Plan”) by a Participant in the UCP Plan prior to its merger into the CAP Plan shall be preserved to the extent available to the Participant under the UCP Plan prior to the merger effective June 1, 1989.

4. S.R. Engineering, Inc. Profit Sharing Plan and Trust. Distribution criteria and forms of benefits contained in Article VI of the S.R. Engineering, Inc. Profit Sharing Plan and Trust (“SRE Plan”) prior to its merger into the CAP Plan shall be preserved to the extent available to the Participant under the SRE Plan prior to the merger effective January 1, 1991.

5. Optional Forms of Annuity Distribution. Notwithstanding any other provision herein, the following optional forms of annuity distribution shall be available for Participants under Merged Plans to the extent a benefit was available in such form of distribution immediately prior to the Effective Date of this Plan:

(a) a straight life annuity, single life annuities with certain periods of 5, 10 or 15 years, a single life annuity with installment refund, survivorship life annuities with installment refund and survivor percentages of 50, 66-2/o or 100 or fixed period annuities not less than a period of 60 months and not to exceed the life expectancy of the Participant and a named beneficiary in accordance with Section 6.02 of the Springboro Plan;

(b) the 75% and 100% qualified joint and survivor annuity, life annuity for an unmarried Participant or the purchased annuity in accordance with section 6.5 of the Automax Plan; and

(c) a nontransferable annuity contract, purchased from a commercial provider in accordance with section 10.5(c) of the Valtek Plan to the extent such benefit is attributable to employment at Valtek Incorporated.

ADDENDUM A

MINIMUM REQUIRED DISTRIBUTIONS

Section 1. General Rules.

1.1. Effective Date. The provisions of this Addendum will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Precedence. The requirements of this Addendum will take precedence over any inconsistent provisions of the Plan.

1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Addendum will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

1.4. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Addendum, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s “required beginning date”.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than subsection (a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

Effective as of:

(i) January 1, 2020, and solely with respect to Participants who had not attained age age 70 ½ as of December 31, 2019, each of the references to “age age 70½” in this Section 2.2 shall refer to age “72”,

(ii) January 1, 2023, and solely with respect to Participants who had not attained age 72 as of December 31, 2022 and attain age 73 prior to January 1, 2033, each of the references to “age 70½” in this Section 2.2 shall refer to “age 73”; and

(iii) January 1, 2033, and solely with respect to Participants who had not attained age 74 as of December 31, 2032, each of the references to “age 70½” in this Section 2.2 shall refer to “age 75”.

2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 3 and 4 of this Addendum. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 4. Required Minimum Distributions After Participant’s Death.

4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2. Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5. Definitions.

5.1. Designated Beneficiary. The individual who is designated as the beneficiary under Section 1.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

5.4. Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5. Required Beginning Date. A Participant’s “required beginning date” means the following:

(a) for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 ½ or (ii) the date on which the Participant actually retires.

(b) for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 ½. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

Effective as of:

(i) January 1, 2020, and solely with respect to Participants who had not attained age 70 ½ as of December 31, 2019, each of the references to “age 70%” in this Section .5 shall refer to “age 72”;
(ii) January 1, 2023, and solely with respect to Participants who had not attained age 72 as of December 31, 2022 and attain age 73 prior to January 1, 2033, each of the references to “age 70½” in this Section 5.5 shall refer to “age 73”; and

(iii) January 1, 2033, and solely with respect to Participants who had not attained age 74 as of December 31, 2032, each of the references to “age 70½” in this Section 5.5 shall refer to “age 75”.

Section 6. Elections.

6.1. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 2.2 and 4.2 of this Addendum A applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2 of this Addendum A, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 2.2 and 4.2 of this Addendum A. The 5-year rule provides that the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

6.2. Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.